U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                           Amendment No. 6 to
                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NATCO INTERNATIONAL INC.,
                             a Delaware corporation
             (Exact name of registrant as specified in its charter)

Commission Registration Number  333-91190

         DELAWARE                            3011 & 3479                      98-0234680
         --------                            -----------                      ----------
(State or other jurisdiction       (Primary Standard Industrial   (I.R.S. Employer Identification No.)
of incorporation or organization)   Classification Code Number)

     200, 13018 - 80"' Avenue, Surrey, British Columbia, Canada     V3W 3B2
     ----------------------------------------------------------     -------
     (Address of registrant's principal executive offices)         (Zip Code)

                                  604-507-6657
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Raj-Mohinder S. Gurm
        200, 13018 - 80"' Avenue, Surrey, British Columbia, Canada V3W 3B2
        ------------------------------------------------------------------
          (Name, Address and Telephone Number of the Agent for Service)

                                   copies to :


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]___________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
   [ ]__________

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

Title of each class               Amount          Proposed Maximum offering        Proposed Max            Amount of
to be                         of securities          price per share            Aggregate offering     Registration Fee
registered                   to be Registered                                          Price
-----------------------------------------------------------------------------------------------------------------------
Common Stock, issued in
  private offerings $.001
  par value                  3,217,852(1)           $.25(2)                       $  804,463(1)            $ 74.01
-----------------------------------------------------------------------------------------------------------------------
Total                           3,217,852                                         $  804,463               $ 74.01
-----------------------------------------------------------------------------------------------------------------------

 (1) Common Stock being sold by selling shareholders by agreement with Natco International must be sold at $.25/share until such time as said Shareholders are notified by Natco that the shares are quoted on the OTC Bulletin Board (or other specified market) and thereafter the shares can be sold at prevailing market prices or privately negotiated prices for the period this Registration Statement remains effective. The registration as to selling shareholders is expected to be terminated by March 31, 2004, as they should then be eligible to utilize Rule 144(k) for resale subject to the terms thereof. No national Securities Exchange lists the securities we are offering at this time.
(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average anticipated sale price of the shares. There is currently no public market of our stock and the proposed maximum price is based upon our best estimate of how the market will respond when our stock is available for trading.

   This Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, on November 1, 2004 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                    Explanatory Note

   This registration statement covers the offering by certain selling stockholders of Natco International Inc. of 3,217,852 shares of common stock. Selling shareholders have agreed to sell their shares at not less than $.25 per share until shares are quoted on the OTC Bulletin Board and thereafter at prevailing market price or privately negotiated prices. All shareholders of Natco International reside in Canada. Sales by selling shareholders may be made in such jurisdictions where permitted under this registration; no State registration is planned as of the date hereof. No other securities exchange lists our shares at this time. The company will deregister this registration statement, by filing a post-effective amendment to deregister the shares that remain unsold, when these shares would be tradable under Rule 144(k) , which does not impose volume and manner of sales requirements on non-affiliates.

                   {Selling Shareholders Prospectus}

 THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE
  SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE
   SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY
                  STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED December 6, 2004

Selling Shareholders Prospectus




                              NATCO INTERNATIONAL INC.,
                             (a Delaware corporation)


                 3,217,852 Shares of $.001 Par Value Common Stock

   The shares of common stock may be offered and sold from time to time by the selling shareholders through underwriters, dealers, agents directly to one or more purchasers in fixed price offerings, in negotiated transactions, at the market prices prevailing at the time of sale or at prices related to such market prices; however sales by Selling shareholders by agreement with Natco International will be at $.25/share until such time as said selling shareholders have been notified by Natco that the shares are being traded on the OTC Bulletin Board. Shares may be sold within or outside the United States.

   Proceeds received from the sales of shares hereunder are for the sole use and benefit of the Selling Shareholders listed in this Prospectus.

   THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
PAGES   4    TO 8
      -----    -----

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR THE SECURITIES AUTHORITIES OF ANY PROVINCE NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR ANY PROVINCE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




The date of this Prospectus is December 6, 2004

                                   TABLE OF CONTENTS



Summary                                                                       3

Risk Factors                                                                  4

Use of Proceeds                                                               8

Business                                                                      8

Property                                                                     17

Legal Proceedings                                                            17

Management's Discussion and Analysis of
Financial Condition and Results of Operations                                18

Directors, Officers & Control Persons                                        20

Security Ownership                                                           23

Selling Shareholders                                                         24

Description of Securities                                                    26

Executive Compensation                                                       27

Market For Common Equity                                                     26

Plan of Distribution                                                         28

Certain Transactions                                                         29

Legal Matters                                                                29

Experts                                                                      29

Where You Can Find More Information                                          29

Financial Statements                                                         30

Prospectus Distribution Requirements: Outside Back Cover

                                     SUMMARY

   Our production facilities and our principal business are near Vancouver, B.C. Our address is 200, 13018 - 80th Avenue, Surrey, British Columbia, Canada V3W 3B2; and our telephone number is 604.507.6657.

   Our Company is engaged in the manufacture and distribution of jewelry cleaner and tire sealant products. We manufacture the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. In addition, we manufacture the Mystic Jewelry Cleaning product line which encompasses five jewelry cleaning products that include Gem & Jewelry Cleaner, Silver Jewelry Cleaner, Polishing Cloths and Gloves, and a jewelry cleaning kit. All of our products are biodegradable. In November 2002 we also added 6 industrial jewelry cleaners; i)Ultrasonic
Jewelry cleaner, ii)Ultrasonic watch cleaner, iii)Ultrasonic watch rinse,
iv) watch cleaner, v)watch rinse, and vi)clock cleaner. All our products are distributed throughout Canada and we are trying to expand our operation to the United States and other international markets.

 Our revenues to date have been minimal. We have however, devoted approximately $1.2 million to developing our product lines and production ability. We will have to raise approximately $750,000 in the next 12 months to satisfy our liabilities and cost of expansion. We were expecting $500,000 from a concurrent offering of 3 million share, however, due to delays in registration process that funding was lost.
We feel that at this time best chance the company has to raise the funds is after it is trading on the Over the Counter Bulletin Board. We are in discussion with number of groups to replace this financing. Loss of this funding will delay the expected expansion of the company.


This Prospectus relates to the sales of 3,217,852 shares by our selling shareholders. All of our shareholders have registered their shares hereunder and may, but are not required, to sell the shares they hold of us.
Our shareholders acquired their shares in private offerings or extra-territorial offering to Canadian residents. Our current shareholder will sell there shares at $0.25 per share until shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.
All dollar amounts in this prospectus are expressed in US dollars, except where noted.

Page 4
The following two tables show our Balance sheet summary and our Statement of income. We have experienced substantial losses in the past and expect substantial losses for the foreseeable future.

            Balance Sheet Summary, as at September 30, 2004
            -----------------------------------------------
		ASSETS

		Current                    $ 35,852
		Capital Assets             $ 12,795

		Total Assets               $ 48,648

		LIABILITIES

		Current                    $122,542
		Long Term                  $783,334


		Total Liabilities          $905,876

		Shareholder deficiency    ($857,228)

		Liabilities and deficiency $ 48,648
	   -----------------------------------------------
Statement of Operations - Summary

---------------------------------------------------------------------------------------------
              6 Months Ended   6 Months Ended          Year Ended            Year Ended
                Sept 30 2004    Sept 30, 2003      March 31, 2004        March 31, 2003
---------------------------------------------------------------------------------------------

Sales                   16,597          13,719               $41,040               $43,490
Cost of Sales           (12,001)        (10,274)             $(25,676)             $(24,656)
Gross Profits           4,596           3,445                $15,364               $18,834

Expenses                (73,103)        (66,351)             $(146,530)            $(183,982)

Other items             (5,284)         (6,131)              $(21,918)	            $(21,099)

Net Loss                (73,791)        (69,037)             ($153,084)            ($186,247)

Average # of Shares     9,377,364       9,377,364            9,377,364             8,668,751
Loss per Share           (.01)           (.01)`               (0.02)                 (0.02)
---------------------------------------------------------------------------------------------

                                Explanatory Note

This registration statement covers the offering by certain selling stockholders of Natco International Inc. of 3,217,852 shares of common stock. Selling shareholders have agreed to sell their shares at not less than $.25 per share until shares are quoted on the OTC Bulletin Board and thereafter at prevailing market price or privately negotiated prices. All shareholders of Natco International reside in Canada. Sales by selling shareholders may be made in such jurisdictions where permitted under this registration; no State registration is planned as of the date hereof. No other securities exchange lists our shares at this time. The company will deregister this registration statement, by filing a post-effective amendment to deregister the shares that remain unsold, when these shares would be tradable under Rule 144(k) , which does not impose volume and manner of sales requirements on non-affiliates.



                                 RISK FACTORS

   Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

   If we do not successfully address each of the risks and uncertainties described below, there could be a material adverse effect on our business, financial condition or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.

RISKS AND UNCERTAINTIES RELATING TO OUR COMMON STOCK

   YOU MAY LOSE YOUR ENTIRE INVESTMENT

   Given our continued need for additional capital and our history of losses, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently "unsuitable" for a person who cannot afford to lose his entire investment.

   WE HAVE A HISTORY OF LOSSES AND MAY NEVER ACHIEVE PROFITABILITY

   Sales of our products have been minimal to date, and have not provided sufficient cash flow to sustain operations. We had an accumulated deficit at September 30, 2004 of $(1,235,422). During the Twelve month period ended March 31, 2004, we incurred a loss of $(153,084) (2003 - $(186,247)). We anticipate
that we will continue to incur net losses during our current year ending March 31, 2005 due to increased sales and marketing costs, additional personnel requirements and our general growth objectives. Our ability to earn a profit will depend on the commercial acceptance and profitability of our products. We may never achieve profitability.

We have a limited history of revenues from operations and have no significant tangible assets. Accordingly, there can be no assurance that we will operate at a profitable level. Our business involves the development, manufacture and marketing of products, novel and otherwise, as a supplier in the jewelry products and tire sealants industries. Future development and operating results will depend on many factors, including the completion of developed products, demand for our products, level of product and price competition, success in setting up and expanding distribution channels, and whether we can develop and market new products and control costs. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in an industry which is characterized by intense competition. There can be no assurance that our future financial forecasts will be met and that they will be similar to past results.

 IF WE ARE NOT ABLE TO RAISE CAPITAL, THIS MAY SLOW OR EVEN HALT BUSINESS
GROWTH

The Company has been sustaining a loss on operations of about $(170,000) per year in the past two fiscal years. If we satisfy current liabilities as of September 30, 2004, this will require $122,522. This, plus other working capital requirements plus costs of this offering are likely to require a total of approximately $300,000. We have estimated that if we can bring in another $750,000 in additional either long term debt, equity or some combination, which are yet to be secured) that we can pay the current obligations we believe we need to pay, and have enough working capital for the fiscal year ending March 31 2006. We anticipate that we may require additional working capital for inventory, components and work in process or to expand our manufacturing capacity if we achieve our objective of increasing sales of our products. Our inability to obtain sufficient capital for these commitments or to fund our obligations under our existing sales orders may cause us to delay delivery of products or to default on one or more agreements. Our inability to deliver products on a timely basis may have a material adverse effect on our business, financial condition and results of operations.
We will have to look for many
sources of funding to meet our requirements. That source has not been identified as yet. However there is no guarantee that we will be successful in raising any additional Capital. The company is insolvent and will continue to be insolvent unless we raise additional funds contemplated above.

  WE HAVE LOST $500,000 FINANCING, THIS WILL MAKE IT DIFFICULT TO GROW THE COMPANY IN SHORT TERM

The company was expecting a $500,000 financing from a concurrent registration of 3 million shares. Due to the delays in registration that funding was withdrawn by the investors. The company is trying to replace these funds, however no assurance can be given that we will be successful in securing any funds for the company. If we are not successful in raising sufficient capital for the company the growth will be halted.

   OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A "GOING CONCERN"

   Our financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by shareholder loans and equity transactions. Our future operations are dependent upon the identification and successful completion of additional shareholder loans, long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that we will be successful. If we are not, we will be required to reduce operations or liquidate assets. We will continue to evaluate projected expenditures relative to available cash and to seek additional means of financing in order to satisfy our working capital and other cash requirements. The auditors' report on our March 31, 2004 financial statements includes an explanatory paragraph that states that as we have suffered recurring losses from operations, substantial doubt exists about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern. In addition, we have negative working capital and negative shareholders' equity and the book value of our common stock is zero. Immediate cash infusion into the company is required. Without this cash infusion the company may not be able to sustain its operations.

   PENNY STOCK REGULATION MAY MAKE OUR STOCK DIFFICULT TO SELL

   The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ National Market System, if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common stock is considered penny stock. The penny stock rules require a broker-dealer, before consummation of a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, before consummation of a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements often have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our stock is currently subject to the penny stock rules, and accordingly, investors may find it difficult to sell their shares.

   WE MAY ISSUE ADDITIONAL SHARES IN THE FUTURE WHICH WOULD RESULT IN DILUTION TO OUR EXISTING SHAREHOLDERS

   Our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our Board of Directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our Board of Directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The Board can set designations of rights on Preferred including conversion rights which could be dilutive of common shares or act as a "poison pill" to frustrate an acquirer.

We have granted a limited number of stock options and may grant more. We have granted options for 718,000 shares of common stock issued and outstanding at an exercise price of $.10. We are also obliged to issue an additional 67,000 share options each April to the CEO. Also, bonus share options will be awarded annually to CEO based upon the following formula: Options are to purchase shares at 20% below market up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000; thus, if profits were $256,000 on sales at the lower range, and shares were trading at $ .20/ share, the amount of options that would be available is 256,000 time .05 divided by .16 =80,000 shares at $.16 per share. Exercise term has not yet been set.

   The existence of below-market options could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of our equity securities or debt financing.

   These 718,000 options may be exercised as the price is $.10 lower than the maximum offering price in this offering, and other options will be granted below market.

The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of our corporation.

   WE DO NOT ANTICIPATE WE WILL PAY ANY DIVIDENDS

   We have never paid dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as our Board of Directors may deem relevant.

    CERTAIN RESTRICTIVE CORPORATE GOVERNANCE PROVISIONS IN OUR ARTICLES MAY CONCENTRATE MORE POWER WITH BOARD OF DIRECTORS AND LESS WITH SHAREHOLDERS.

   Our Articles provide for a minimum of three Directors elected on a staggered basis. A vote of 2/3 of the shareholders is required to remove a Director, and only for cause. 2/3 of the shareholders entitled to vote for Directors must approve a change of the Bylaws by the shareholders. Business combinations require special votes as well. These provisions may have the effect of concentrating more power in the Board of Directors and less in the shareholders in applicable transactions.

   OUR OFFICERS AND DIRECTORS DOMINATE THE COMPANY THUS REDUCING THE ABILITY OF SHAREHOLDERS TO EFFECT CORPORATE DECISIONS.

   Officers and Directors control almost an absolute majority of the common stock. This, coupled with the aforementioned corporate governance provisions tends to concentrate power in current management and reduces the ability of non-inside shareholders to effect corporate decisions.

RISKS AND UNCERTAINTIES RELATED TO OUR BUSINESS AND OPERATIONS

   LOSS OF AND INABILITY TO RECRUTE QUALIFIED EPLOYEES
COULD HAVE MATERIAL EFFECT ON OUR BUSINESS.

   We are a growing company dependent upon the services of certain management, particularly Raj Gurm Chief Executive Officer, The loss of the services of Mr. Gurm could hurt the company in the short term because he has been with the Company from the beginning therefore knows every aspect of the business.
It may take someone new few months to learn everything. In the meantime the company would suffer. We have no plans at present to obtain key person life insurance for any of our officers and directors.



   LOSS OF OUR PROPRIETARY TECHNOLOGY COULD BE COSTLY AND NEGATIVELY EFFECT OUR BUSINESS

   Our success in the tire sealant segment will depend in part on our ability
To preserve and protect trade secrets and any proprietary technology, and to operate without infringing upon the patents or proprietary rights of third parties in both the United States and other countries. We may inadvertently fail to do so and consequently could face infringement claims which could be costly and thus adversely affect our business.

   We do not own any patents in connection with our tire sealant products or technologies and depend entirely on trade secrets, confidentiality agreements and continual improvement to our products to protect our proprietary technology.

   OUR INABILITY TO EXPAND MANUFACTURING CAPACITY AS REQUIRED COULD HAVE ADVERSE EFFECT ON OUR BUSINESS

   We currently manufacture, assemble, and ship our products in our manufacturing facility located in Surrey, British Columbia. We utilize substantial hand labor and do not yet have equipment which would sustain high production capacity and if this is required, which will be needed for profitability, we will need to acquire additional equipment. Our ability to increase manufacturing output is limited by the size of our facilities and our ability to hire, train and retain qualified personnel. Currently, we believe we have sufficient manufacturing capacity to fill our orders in 2004/2005. In the future, we may be required to expand our facility, hire additional personnel and further automate the manufacture, assembly, and shipping process in order to meet future demand for our products. Such expansion will require additional capital investments and allocation of resources, which may affect our results of operations. We cannot assure you that adequate resources will be available or that we will be able to increase our manufacturing capacity in a timely manner, if at all. Our inability to meet the demand for our products would result in loss of business thus reducing the company?s ability to expand and become profitable.

   WARRANTY REPLACMENT COSTS CAN BE DETRIMENTAL TO OUR BUSINESS

   Our tire sealant products are relatively new to their respective markets and lack extensive field operating experience. While we have tested our products for failure in certain circumstances, there can be no assurance that our products will continue to operate satisfactorily after sustained field use. If a substantial number of products are returned and accepted for warranty replacement, the cost to us could deplete the company of all working capital and halt or slow down all growth.

Page 8
   POTENTIAL PRODUCT LIABILITY RELATED TO OUR TIRE SEALANT PRODUCTS

   If any of these products fail to perform properly, significant personal injury, property damage or death could arise from traffic accidents resulting from such failure. Although we maintain product liability insurance, there is no assurance that the amount of coverage will be sufficient in the event of a claim, or that coverage will continue to be available to us on reasonable terms and conditions or at all.

   WE FACE RISKS AND UNCERTAINTIES OF FOREIGN CURRENCY EXPOSURE

Our functional currency is the Canadian dollar, which means that most of our operations are undertaken in Canadian dollars. We are exposed to fluctuations in the US dollar relative to the Canadian dollar, because we collect some of our revenues in U.S. dollars. As we expand our operations, we may begin to collect revenues from customers in currencies other than the US or Canadian dollar. We do not currently engage in any hedging activities.

  OUR FORMER AUDITORS HAVE FILED A LAW SUIT AGAINST US. LOSS OF PENDING COURT CASE COULD HAVE ADVERSE AFFECT ON THE COMPANY?S WORKING CAPITAL

Our former auditors have sued us for $52,000 CND for accounting fees and we believe that their fees were excessive for the work done. Unless an out of court settlement happens, we may have to fight this case in courts. If we were to lose this case it may end up costing the company in excess of $100,000 CND. A judgment against the company could have major consequences for it will deplete the company of any working capital it may have at that point. With no working capital company will not be able to deal with its obligations in a timely manner and this could result in significant loss of sales.

                               Use of Proceeds

   We are entitled to no proceed from the sales by selling shareholders We estimate that we will have to raise approximately $750,000 in the next 12 months. The receipt of those proceeds will have a direct affect on our company operations and the failure by us to receive said proceeds will materially increase the risk persons purchasing from our Selling Shareholders due to our need for additional capital and liquidity.


                                     Business

Organizational Development

   Natco International Inc. (?the company? or ?Natco?), a Delaware company, started as Spectrum Trading Inc., a British Columbia, Canada company on November 21, 1990 to import some leather products from India and sell them in Canada. However, the supplier in India did not Materialize and the company remained dormant until 1997 when the current Manufacturing business was started by its current President, Raj-Mohinder Gurm. Mr. Gurm was looking to start a chemical manufacturing business from scratch and since Spectrum was already incorporated, he decided to use it to launch the new business venture. Spectrum Trading, Inc. domesticated into a Delaware corporation on May 14, 1999 as Spectrum International Inc. and changed its name to Natco International Inc. on June 3, 2004 because we were behind in paying the Delaware Franchise tax and we were removed from the register. Before we could sort out the situation, someone else took our name.

  Natco International Inc (formerly Spectrum International, Inc.) commenced its existence as a Delaware Corporation on May 14, 1999 as a result of above mentioned ?Domestication". This procedure was intended to utilize provisions of the Delaware Corporate Code, Sec. 388, whereby a non-U.S. company may, by filing a Certificate of Domestication and Certificate of Incorporation under that section, utilize provisions thereof which provide that upon filing the Certificates, a corporation becomes subject to Delaware law, except that its existence shall be deemed to have commenced when it was originally formed in the foreign jurisdiction, rather than upon filing in Delaware as is the case in a typical new incorporation. Said Section also provides that the obligations and liabilities prior thereto are not affected by the Domestication. The predecessor company was incorporated in British Columbia. No opinion is expressed as to what legal effect that procedure has on the Registrant, except that the financial statements assume the financial continuation, and we refer to both the current company and its predecessor as the "Company". Most of our current shareholders were shareholders of the original British Columbia Company and "migrated" to the Delaware company as a consequence of the Domestication

  In June, 2000, Management of the company determined that a reverse acquisition by an Ontario, Canada Company would be desirable. Structure of the transaction was that all of the shareholders of the company (Delaware) would exchange their shares of the company for shares of the Ontario Company, Bisson Bio-Technologies, Ltd. pro rata, with each other, but also including the prior shareholders of Bisson. This resulted in the company becoming a wholly owned subsidiary of Bisson, with its business activities continuing in Spectrum. Bisson had no business activities, and the purpose of the transaction was to seek a listing on one of the stock exchanges in Canada which was never effected.

   Consequently, In January, 2001, an agreement was entered into between Bisson, its subsidiary Spectrum, and certain shareholders of Bisson (those who had been former Spectrum shareholders) to "reverse" the transaction, and transfer the Spectrum shares held by Bisson back to the former shareholders of Spectrum. The agreement provided that the former Spectrum shareholders would submit their shares of Bisson back to Bisson in exchange for the 6,050,661 shares of Spectrum which had been originally exchanged. Shareholders were to be put back in their original position, except that there had been a few transactions, which Management believes, was of minor impact on the relative shareholder positions.

   As a consequence of these transactions, the original shareholders of Spectrum, (Delaware), are with a few exceptions, the current shareholders of the Registrant.

  Spectrum's business never changed before, during, or after the Bisson transactions. Spectrum has been involved in the same business since 1997. Prior to 1997 the company was dormant. Bisson transaction was simply a share transfer; the business of the company never changed and Spectrum continued to conduct it business as per usual. The company was in the process of developing the products before Bisson transaction, that we are manufacturing and marketing today.

   It was due to these transactions, and as a consequence as to the date when the current shareholders would be deemed under SEC Rule 144 (k) to have "acquired" their shares, that it was determined by Management to effect a registration for that groupby the Company for the period remaining until the holding period under SEC Rule 144(k) could run; (Rule 144(k) provides for a two year period from the acquisition of the shares by non-affiliates for shares to be held before they may be publicly sold without compliance with the manner of sale and other provisions of Rule 144).

Company Development

   The Company is engaged in the manufacture and distribution of jewelry cleaner and tire sealant products. The Company manufacturers the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. In addition, the Company manufactures the Mystic Jewelry Cleaning product line which encompasses five biodegradable jewelry cleaning products which include liquid cleaners, jewelry polishes, polishing cloths and gloves, and a jewelry cleaning kit. The Company has added, Jewelry Cleaner for Ultrasonics, and Watch Cleaners & Rinses to its Mystic line in the last few months. The Company has limited distribution of both product lines throughout Canada and plans to expand its operation to the United States and other international markets.

   Business development of Natco International (Delaware) began with the organization of Spectrum Trading, Inc. in British Columbia by Raj-Mohinder S. Gurm, its president, in November 21, 1990. From inception to May 1997 the company was dormant with the exception of a few transactions relating to Mr. Gurm?s personal affairs. He used the company as holding company, Most of the period since May 1997 Natco International and its predecessor were engaged in developing the product lines which the Company now manufactures and is selling. In 1999, Management determined that it would assist the Company in development of its customer base as well as provide a better vehicle to seek the financing required for sales promotion to become a U.S. company.

   Natco has expended approximately $1.2 million, (including predecessor expenses) which it obtained primarily from its shareholders from equity sales or loans. Please see the Financial Statements for details. Sales have been minimal as Management seeks to introduce its products in North America. Sales promotion has been hampered by the lack of capital which Management believes is required for an aggressive product launch.

   To conserve capital and focus on core business activities, Natco has secured its production facilitates in Surrey, British Columbia, rather than in nearby Vancouver. It relies on Mr. Gurm and a small workforce and limited manufacturing equipment that Management believes is adequate to handle business activities in the next two years.

Business of the Company.

   Natco is engaged in two distinct business lines with separate customer bases and manufacturing processes. It commenced its business operations with its jewelry cleaner line, which is lower profit than the tire sealant line, but which it is believed is easier for entry into the market. The tire sealant line is believed to have the greater sales and long-term profit potential and is intended to have the greater attention by Management. New lines are also being developed, as the Company recently hired a chemist for this purpose.

   Tire Seal Plus Product Line: The Company manufactures the Tire Seal Plus product line which includes an industrial grade tire sealant, a high-speed tire sealant and a bicycle tire sealant. The Company began development of the Tire Seal Plus product line in 1997 and began sales and distribution in 1999. The basis of the Company's Tire Seal Plus product line consists of a mixture of twaron fibers, rust inhibitors, rubber lubricants and thickening agents which is designed to be applied to pneumatic tires (i.e., tires inflated with compressed air). The Tire Seal Plus products are designed to seal punctures up to a quarter of an inch in size in tubeless tires and one eighth of an inch in tube-type tires and maintain the recommended air pressure in pneumatic tires. When a puncture occurs in a pneumatic tire, air pressure and centrifugal force are intended to combine to force the tire sealant into the puncture where the sealant's fibers and fillers are designed to bind to form a permanent seal over the puncture. As the tire continues to rotate, the tire sealant is designed to repeatedly bind to form a permanent plug in the puncture of the tire. As the design provides for a virtual instantaneous sealing process, very little air pressure should be lost from the tire. Moreover, the entire surface of the inner tire should be evenly coated with the tire sealant to preclude further loss of air pressure or punctures.

   All the Tire Seal Plus products are designed to be non-flammable, non-toxic and water-soluble. In addition, the product line is designed not to harm tires, tubes, tire rims, clothing or human skin. The Tire Seal Plus products should not congeal or harden within the tire, or affect the balance of the tires. Moreover, the tire sealants are believed to assist in heat dissipation caused by road friction, which should enable the tire to maintain a cooler temperature and ultimately result in less wear-and-tear of the tire.

   In 1999, the Company began production and distribution of its "Tire Seal Plus Industrial Tire Sealant" which is designed for off-road and slow speed vehicles and sold directly to tire dealers, trucking companies and equipment manufacturers. This industrial sealant is currently packaged in 20-liter pails and sold for $125.00 CDN per 20-litre pail. A pump is required to install the product from the pail and the pump is sold separately for $60 CDN. In 2000, the Company began production and distribution of its "Tire Seal Plus High Speed Sealant" which is designed for vehicles frequently used on highways and therefore contains chemical compositions which enable the tire sealant to be more sensitive to the suspension system of smaller vehicles. This small vehicle tire sealant is currently sold in 20-litre pails and 8 ounce bottles at a purchase price of $125 and $4.95 CDN respectively. In 2001, the Company began production and distribution of its "Tire Seal Plus Cycle Tire Sealant" which is designed for bicycle tires and therefore contains additional elastic properties for thin bicycle tires. This bicycle tire sealant is currently sold in 20-litre pails and 8 ounce bottles for a purchase price of $125.00 and $5.95 CDN respectively.

Currently our tire sealants is sold to one original equipment manufacturer (Yamaha) for their All Train Vehicles(ATV) and dirt Motorcycles, two distributors of automotive products, and some tire dealers. All three of these groups are buying approximately equal amounts. We also had a distributor in Europe in 2000 and 2001 who was selling most of our tire sealant products; however, in 2001 we lost this distributor due to some business problems suffered by this distributor that were unrelated to our company or products. This slowed down our market development of our Tire Seal Plus line because we were planning to use some profits from sales to Europe to further develop our market here in North America.

   Tire Seal Plus at this time constitutes approximately 10% of total sales, however, we expect the Tire Seal Plus sales will be closer to 50% of our total sales, based on our planned increase in marketing. We plan to launch a major marketing initiative with 300 to 400 Yamaha dealers in Canada and we believe this will increase our Tire Seal Plus sales to a point where it comprises 50% of
the total sales.   Due to the fact that we do not have any funding in place at this time, we can not assure investors either of these events will occur.
We are attempting to get new funds but nothing is in place at this time.

   The Tire Seal Plus products are produced in the Surrey, British Columbia, Canada, facility. The Company obtains the raw materials from local suppliers with the exception of special fibers, which are imported from a supplier in the United States. There are multiple suppliers of all raw materials available to us. The Company's main suppliers at this time are Univar, Akzo Nobel, and Richards Packaging. We are not dependent on any one particular supplier. If the supplies are not available from one supplier we can easily go to another supplier. We have at least 2 and usually more, suppliers for each item. We do not have any contract with any of our suppliers.

As of the date of this Prospectus, the Company's monthly production capacity is 8 container loads of Tire Seal Plus which contains
6,400, 20-litre pails (approximately 120,000 Liters of any combination of three tire sealants). The Company's production lines can operate 8 hours a day, five days a week. All of the Company's products are currently delivered by Purolator Courier Ltd. for delivery in Canada, and United Parcel Service of America for United States deliveries. We believe ourselves able to maintain this production, plus the production indicated for our Jewelry cleaners simultaneously, providing we have three additional laborers available.

All tire sealant orders are phoned into our office by the customers and we ship it directly to them. We have no distributors on contract at this time.
Two distributors that we had a contract with are no longer active. Mass direct mail-out is our preferred method of sales. We also talk to our existing customers by telephone on a regular basis to get orders. All orders are shipped on Net 30 day terms with an understanding that we will not send any new products if an account is more than 60 days old and that account will be sent to collections if it is more than 90 day old. We have not signed any specific contracts with any customers.

Mystic Jewelry Clean Product Line.

   Natco manufactures the Mystic Jewelry Cleaning product line of eleven Jewelry & Watch clean products which include Gem & Jewelry Cleaner, Silver Jewelry Cleaner, Polishing Cloths and Gloves, Jewelry Cleaning Kit, Ultrasonic Jewelry cleaner, Ultrasonic Watch cleaner & Rinse, Watch cleaner & Rinse, and Clock cleaner. Mystic Gem & Jewelry Cleaner is designed to clean costume jewelry, pearls, opals, gold and other gemstones. Natco is presently developing a brass and Copper polish, Disposable Polishing Cloths, as well as a silver polish.

The Mystic Gem & Jewelry Cleaner and the Mystic Silver Jewelry Cleaner are offered under the Mystic Jewelry Cleaning label as well as a private label which may be customized to a private jewelry store. In addition, the polishing cloth may be silk-screened by Natco to display either the Mystic Jewelry Cleaning name or a private label. In order for Natco to customize a product label, a minimum order of 96 pieces of a product is required.

Natco introduced its Gem & Jewelry Cleaner and Silver Jewelry Cleaner in 1997 and Polishing Cloths and Gloves in 1999. The Jewelry Cleaning Kit was introduced in 2000.

Currently Available Products

The Company manufacturers all products in its Surrey, BC facility that it sells. No product is bought and resold to our customers by us. Following are all products that we manufacture and sell.

o   Mystic Gem & Jewelry Cleaner

      The Mystic Gem & Jewelry Cleaner is a biodegradable product designed to clean costume Jewelry, pearls, opals, soft and hard gemstones and gold Jewelry. In addition to cleaning the Jewelry, Mystic Gem & Jewelry Cleaner also deposits a protective covering intended to reduce further dirt build up. Mystic Gem & Jewelry Cleaner is bottled by Natco and is offered both under the Mystic name as well as private labelling, e.g., a Jewelry store may offer its customers its "own" brand of jewelry cleaner.

o   Mystic Silver Jewelry Cleaner

      Natco's Mystic Silver Jewelry Cleaner is a liquid cleaner which is designed to remove the tarnish from silver and other precious metals. Dipping them into the cleaner, leaving for 5 to 10 seconds, and removing them is intended to clean silver articles. The Silver Cleaner is manufactured and bottled by Natco. This product can also be labeled with a particular store's name.

o   Polishing Cloth

      The Company formerly imported rolls of polishing clothes from a supplier in the United Kingdom, however, starting March 2002 the Company has developed its own polishing cloths and has started to manufacture them in house. The Company sells individual cloths imprinted with the Mystic name or customer's own private label. The polishing clothes are impregnated with chemicals that are designed to remove tarnish and deposits a layer of an anti-tarnishing agent designed to shine and polish jewelry between uses of Mystic Gem & Jewelry Cleaner and Mystic Silver Jewelry Cleaner.

o   Polishing Gloves

      The polishing gloves are also composed of the same material as the polishing cloths. The polishing gloves are designed to allow for easier cleaning of larger items such as trays and decorative items. The polishing gloves are not available for private labeling.

o   Jewelry Cleaning Kit

The Jewelry Cleaning Kit consists of the first three products in this list and is packaged in a gold box. This product was designed for fundraising and mass merchandisers.

Other Industrial Products

  In November 2002, the Company completed it development of Industrial Jewelry and Watch cleaning products. Six new products were put into Production;

1.	ULTRASONIC JEWELRY CLEANER is use to clean jewelry in a
Ultrasonic machine. It is mainly used by Jewelers in their shop.

2.	ULTRASONIC WATCH CLEANER & RINSE are used together in a
Ultrasonic machine designed to clean watch movements. These products are used by watch makers and watch repair people.

3.	WATCH CLEANER & RINSE are used to clean watch movements,
however, a Ultrasonic machine is not needed. They are designed to be used by Watch-makers and repair people for smaller applications.

4.	CLOCK CLEANER is used to clean large movements in clocks.
This product is used by same people that use the products above.


      Products Under Development

o   Brass and Copper Polish

      This product is in final testing stage. We believe it cleans and polishes metals with ease. It will be packaged in 6 oz, wide-mouthed jar with scrubbing sponge.

o   Silver Polish

     This polish is in final testing stage. This is designed to clean silver. It is packaged similar to the Brass and Copper Cleaner.


o   Disposable Polishing Cloth

      Natco intends to manufacture disposable polishing cloths, which are to be used to shine and polish Jewelry items quickly at any time. The cloths will be packaged in a small box of twenty-five cloths, so they can be carried easily in a purse, or a bag.

     We estimate that we will require $5,000 on top of what has already been expended to complete these three products. We have decided to halt the development and production of the above products under development due to the loss of our $500,000 financing. We will commence work on these products when company?s finances allow it at a future date.


     At this time the Mystic line constitutes 90% of the company's sales. We expect that it will go down to 50% in the next 12 months due to increase in tire sealant sales as explained above.

   The Mystic Jewelry Cleaning products are produced in the Surrey, British Columbia, Canada, facility. The Company obtains all the necessary raw materials from local suppliers within the greater Vancouver area. There are multiple suppliers of all raw materials available to us. The Company's main suppliers at this time are Univar, and Olcott Plastics. We are not dependent on any one particular supplier. If the supplies are not available from one supplier we can easily go to another supplier. We have at least 2 and usually more, suppliers for each item. We do not have any contract with any of our suppliers. The Company has the capacity to produce up to 50,000 jewelry cleaning products, in any combination, per month during an 8 hour, five day a week schedule. All of the Company's products are delivered by Purolator Courier Ltd. for delivery in Canada and United Parcel Service of America for United States deliveries. We believe we are able to maintain this level of production while simultaneously maintaining Tire Sealant Production.

   All jewelry cleaner products are sold directly to jewelry stores who in turn either sell them to their customers or use them in-store. We do mass mail-out to jewelry stores to advertise our products. We have no contracts with any of our customers. All orders are shipped on Net 30 day terms with an understanding that we will not send any new products if an account is more than 60 days old and that account will be sent to collections if it is more than 90 day old.
Customers either phone the orders to us or they fax them to us.

Environmental regulations and other laws

   There are no environmental laws or environmental regulations that effect the Manufacture of any of our products. However, the six new products (Ultrasonic Products for jewelry & watches) do require special paper work for transportation. Special documentation must accompany these products when they are shipped. If proper documents do not accompany each shipment, the company could be fined up to $50,000 CDN. It cost the company approximately $500.00 to set up the documentation. We have two people that are trained to do the proper documentation and it is their job to make sure we are compliant with all relevant regulations. On going costs, such as, labels, extra shipping costs are minimal. We estimate it costs us no more than $1.00 per shipment.

Business Objectives

   Natco has three principal business objectives for the 12 - 24 months after achieving a listing on the OTC Bulletin Board and beyond, (which should be considered together with the "Milestones" and "Strategies" set forth below), which are outlined as follows:

o Wider Marketing and Distribution of Existing Products. Natco has a goal to have the products distributed under the Mystic Line sold in 7,500 of the retail jewelry stores in the United States and Canada within the next 24 months. Natco also intends to obtain wider market recognition and sales for its Tire Seal Plus line, and in particular, to penetrate the North American wholesale after-market industry.

o Development of New Products and Expansion of Existing Product Lines. Natco intends to continue the expansion of its product offerings through the production and development of new products and by bringing into commercial production the products currently under development. See "Products Under Development". Natco also intends to continually improve the quality and consistency of its existing products.

o Creation of Strategic Alliances. Natco intends to create strategic alliances with Original Equipment Manufacturers (OEM) in the tire industry. It intends to do this by entering into agreements with OEMs to distribute tire sealant through their dealer network. Natco also intends to expand internationally by working with Canadian & USA trade offices in foreign countries and attending trade show.

Milestones and Growth Strategy

   To achieve its "Business Objectives", Natco believes it should try to implement the following strategies; the extent to which these "Objectives" and "Strategies" are in fact realized will depend upon the funds received herein, other capital sources available, effectiveness of management, timing and general business conditions. "Strategies" are listed according to our current level of priority of funding from whatever funding sources (such as loans) that may be available to us.

o Increased Advertising. Natco intends to increase product awareness and recognition among the Jewelry and Tire trades and the consumers by focusing on advertising. It intends to hire a telemarketing firm to contact and qualify potential customers in the jewelry industry from its database of more than 50,000 stores. Natco also plans to advertise in major trade magazines, and through its Web pages. An advertising agency is to be retained with whose assistance a comprehensive advertising and promotion plan will be drafted. Finally, Natco hopes to hire more sales people and managers to carry out this strategy more effectively. Natco hopes to establish a strong dealer network that will be supported with programs, advertising, and product training. We estimate that this program will cost approximately $200,000. Only way it can be fully implemented is if we are successful in raising $750,000. We would like to implement this program starting summer of 2005. However, if we are unsuccessful in raising sufficient funds we will do what we can with the funds we raise and full implementation may have to wait until later time, by that time company should be able to fund this program from increased sales or other source of funding.


o Research and Development and Product Innovation. Natco desires to strengthen its position in the tire sealant and jewelry cleaner industry and increase its revenues through the development of new products and enhancements. Natco has set up a research and development department to carry out the testing and implementation of new products. Our research and development(R&D) activities have produced 6 new products in the last 12 months. All new developments were financed by the company from its cash flow. In the last two years the company has spent $41,116 on R&D. We will continue to spend about 15 to 20 thousand dollars per year on R&D for next 12 -18 months, as funds permit. In spring of 2005 we expect to have sufficient cash flow in company to expand our R&D facilities. This expansion will cost approximately $50,000. The annual expenditures on R&D should increase to $40,000. Again this increase will have to be covered with increased revenues or we will not go ahead with it.


o ISO 9002 Certification. Natco plans to increase the quality and consistency of its currently existing products by obtaining ISO 9002 Certification. ISO 9002 is a manufacturing institution that creates standards for manufacturing that need to be strictly adhered to. ISO accreditation carries with it greater market recognition. Furthermore, the manufacturing practices adopted by ISO 9002 certified manufacturers lead to greater efficiencies in production and manufacturing. We will begin the process of ISO 9002 certification in Jan. 05 and expect to be certified by September 2005. The cost of certification is estimated at $15,000. This expense will be covered by a loan from the Business Development Bank of Canada(BDC) who help companies achieve ISO 9002 certification.

o Acquisitions and Strategic Alliances. Natco intends to continue to evaluate transactions that it believes are consistent with its growth strategy or otherwise present attractive opportunities for growth, entry into new markets or introduction of new products. Natco intends to focus its acquisition strategy on the tire industry as this industry is believed highly fragmented with multiple acquisition opportunities. Natco's intent is to pursue an aggressive acquisition strategy of smaller companies which manufacture and produce tire sealants. What these acquisitions will cost is unknown at this time. Natco anticipates that the costs of achieving this objective will be funded from internally generated revenues and Secondary Financing.


Sales, Marketing Plans and Strategies


   Natco now believes a majority of its products are ready for the market, and the products are needed and acceptable in the marketplace. As a result, Natco plans on expanding its penetration of the Canadian, and US markets and beginning an aggressive campaign into foreign markets These plans include introducing products into the US, Mexican, South American, South East Asian, African, and European markets; a timetable for this introduction has not yet been developed and will be dependent on the level of financing achieved in the next 12 months.

Tire Sealant Products

There are two market segments that Natco plans to concentrate on in the first two years. These are:

   Automotive After-market:
   ------------------------

   Natco will be seeking relationships with large distributors to distribute the products to this segment of the market. Natco has some distributors in place in North America, and Africa on a contracted or as needed basis.

   Large Manufacturer of Industrial and Recreational Vehicles:
   -----------------------------------------------------------

   These companies have large dealer networks in place to sell their vehicles. One such company is Yamaha which makes recreational vehicles as part of its product lines, and with which we have developed a good distributor-type relationship; where we market the product to their dealers and the dealers buy from their head office. We only sell to Yamaha head office. We have had number of orders from them. We hope this effort will result in substantial order being placed by Yamaha. We are utilizing this type of distributor strategy as well in discussions with similar companies. The Company does not have any contractual agreement with Yamaha at this time.

Natco plans to support the dealers with print ads in industry magazines, direct mail to their customers, and the Internet. Natco also plans to run promotions to increase the sales. It is believed this will keep all dealers motivated and focused on Natco's products.

Timelines and costs have been discussed above in the Milestones and growth strategy Section.

Jewelry Cleaning Products

   Our marketing plan is based on the survey of 200 Jewelry stores that was done by Natco. Using the results of survey all stores were categorized by us into the following three groups:

   1)   Stores that want to buy the cleaners and resell them
   2) Stores that want to buy the cleaners and give them away to their customers.
   3)   Department stores.

   A specific plan for each group has been developed. Each proposed plan is explained as follow (subject to change depending on market conditions and management objectives):

   Stores that want to buy the cleaners and resell them are planned to be able to buy Mystic cleaners at the current price of $2.45/pc. (Can. $) including shipping. A minimum order is planned to be one case of 24 pcs., with the potential for a price reduction with volume. For an additional charge, they can have their name added to the jar.

   Stores that want to buy the cleaners and give them away will have the choice of having their own logo put on the jar instead of the Mystic logo. The minimum quantities they are proposed to have to order are 96 pieces. The price are anticipated to range from $2.45 to $3.30 (Can. $), depending on the quantities ordered.

   Department stores can sell a very high volume. Therefore, we have devised a strategy to meet their needs. With stiff competition between the department stores, we believe they are looking to reduce expenses as much as possible. In response to this, Natco is planning to being able not only to ship to their warehouse but rather as well ship directly to the individual stores, thus saving warehousing and distribution cost.

   Natco is currently in the process of developing in-store marketing plans and other promotional materials. Furthermore, Natco wants to focus on marketing to end consumers as opposed to the stores.

Hospitality Industry
--------------------

   In this strategy, jewelry cleaning products packaged in one ounce jars may be sold to hotels and the cruise ship industry as items that are given away to their guest in the rooms along with sewing kits and shoe polishes.

Competition

   Tire Sealant Market

   Natco faces direct competition from other manufacturers of tire sealant as well as indirect competition from manufacturers of the recently introduced "run flat tire". A run flat tire is a tire that goes flat immediately, however the tire will hold its shape for 40 to 50 miles after a puncture has occurred in order to provide drivers with an opportunity to travel to a service station to have the tire repaired.

   Several companies are known to us that provide sealant-type products. These include American Sealant International, Inc. ("ASI") of Winter Haven, Florida, which manufactures "Flat Free", a chemical solution tire sealant that when installed inside a tire, will provide full time protection against air loss for the entire life of a tire. Flat Free is designed to seal tread punctures, bead leaks, rim leaks, porosity, tube, tire or wheel-related leaks. Flat Free has a chemical structure that causes this tire enhancer to continuously remain fluid so that it will immediately fill and seal any hole (up to 1/4") in the tread area where air can escape from the tire. When a puncture occurs, the centrifugal force of the rotating tire and internal pressure forces Flat Free into the hole. A permanent seal is caused as the hole is packed with the fibers and other solids. Some of the material will go through the hole to the outside of the tire. When this material is exposed to air, it dries and causes a permanent seal. When the puncturing object is removed, the vehicle should be driven in order to duplicate the above procedure. Another company considered a major competitor by us is B.A.N.C. International Ltd. ("BANC") of Ellensburg, Washington. BANC manufactures "Viking Seal", a chemical product that when installed inside a tire will provide full time protection against air loss for the legal life of the tire as well as extend the life of the tire. Viking Seal is drawn to the area of the escaping air. As the tire rotates and strikes the surface of the road, the hole is stretched open and the polyethylene chips and other fibers enter the cavity. The fibers wrap around the polyethylene chips and form a plug. The escape of high-pressure air from the tire into the atmosphere draws fibbers and particles to the area of the escaping air. The leak is thus located and sealed. There may be other significant competitors either unknown to us or not considered here.

   Indirect competitors to Natco include the manufacturers of run flat tires. We have not done an extensive analysis of these products. A major player we understand is Goodyear Tire & Rubber Company ("Goodyear") of Akron, Ohio. In September of 1998, Goodyear introduced its run flat tire and by 2003, Goodyear has projected it will have a run flat tire line to cover 75% of passenger vehicle applications. Goodyear is the leading tire manufacturer in North
America with sales of nearly twice its next largest competitor. The run flat tire features steel instead of polyester rayon in the foundation layers. Mr. Bill Hopkins, Goodyear's Director of Technology for North America, has stated he believes steel foundation layers will become the standard in the industry.

 We also understand Michelin North America, Inc. ("Michelin") of Greenville, South Carolina has developed a premium run flat tire for Ford Motor Company which is believed to offer Michelin's run flat tire as a US$750 option on the Lincoln Continental. The zero pressure mobility tires are claimed to run up to 50 miles at 55 mph when fully deflated. At normal air pressure they are claimed to deliver the same performance of the conventional Michelin tires on which they are based. Michelin Zero Pressure tires are designed as part of a complete, patented system including a Low Tire Pressure Warning System (LTPWS) with on-wheel sensors to notify the driver of air pressure loss. All these elements are supposedly vital, as without a properly functioning Low Tire Pressure Warning System, the driver may not notice under inflation and may inadvertently cause tire damage by failing to inflate or repair the tire at the first opportunity. To properly service vehicles with Michelin Zero Pressure tires, one is supposed to know and follow procedures specific to these new tires, e.g., inspecting tires for internal damage after zero pressure operation; mounting and demounting tires; and maintenance of the LTPWS components. Run-Flat tires are considered by us expensive for the consumer, and the tire dealer that has to install them. We understand tire dealers have to spend thousands of dollars on equipment to work with these tires. While these costs may be lowered, we believe that at this time the relative costs have discouraged large-scale dealer acceptance.

Jewelry Cleaner Market

   The jewelry cleaner market is dominated by one competitor. There are a number of other well-established brands, however, W.J. Hagerty and Sons, Ltd., Inc. ("Hagerty") of South Bend, Indiana is the clear market leader. Hagerty makes a full line of cleaners for silver and jewelry that covers all of our products. Hagerty has been in operation since 1895. We understand Hagerty has corporate offices in the United States, Canada, Switzerland and Monaco. Hagerty is believed to sell its products in more than 27 countries around the world through a network of distributors and dealers.

Employees:

The Company has four employees, all of which are full-time employees. Management of the Company anticipates using consultants for business, accounting, engineering, temporary staff, and legal services on an as-needed basis.

   The Company's staff employees are Raj-Mohinder S. Gurm, President and
CFO of the Company, John H. Rennie, Secretary of the Company (non payroll), Les Loewan, Chemist, and Inderjit Toor, Production Manager. The Production manager handles all manufacture, packaging, and shipping of products When there are a substantial number of orders at once, temporary employees are brought in. As the sales go up laborers will be hired on full time basis. The Chemist is in charge of all Research & Development, and quality control. The President handles all administrative work and day to day running of the company. We are a small developing company, and everybody is supposed to help if one person is busy. We plan to hire new managers and employees as needs arise. With unemployment rate near 9% in this region, we anticipate no problems getting new employees when needed.

Warranty

   Products under the Tire Line are warranted to prevent most flats up to 1/4" due to punctures caused by nails, tacks, glass particles and other similar objects, as long as there is the prescribed amount of tread on the tire. Such products are also guaranteed against defect in manufacture and packaging. The warranty does not cover flats caused by over-inflation, knife slashes, or similarly and deliberately caused gashes, nor does it apply to permanent or extensive damage to the outside casing of the tire. Warranty is limited to replacement of the product only and, except for such replacement is without warranty or liability. Warranty is void if instructions and application charts are not followed properly. No other warranty is expressed, written or implied. The cost of the warranty program is no more than 1% of sales and that cost has been built into the price and has to be covered by the company's cash flow from sales.

   Products under the Mystic Line are guaranteed against defect in manufacture and packaging. Costs of the warranty program is same as that of Tire sealant.

Proprietary Protection

   Although, Natco's products are believed patentable, Natco has made the decision not to pursue any patent applications at this time. Proprietary protection for products may be sought in the future, depending on the nature of the products acquired or developed by Natco.

                           Reports to Security Holders

     We are not a reporting company but will be required to file reports under the provisions of Section 13 of the Exchange Act for the fiscal year in which this Registration is made effective. This obligation will be suspended after March 31, 2005 if we have less than 300 shareholders of record, but we may continue to so report voluntarily. Unless we decide to file a Registration under the Exchange Act of 1934, we will have to file quarterly, current and annual reports under said Section 13, but will not have to file proxies, information statements, and other documents therewith, nor will there be a requirement by persons to file Reports of acquisitions under Schedules 13 D or 13G, or ownership positions, acquisitions or dispositions under Section 16 of the Exchange Act, or Going Private and similar Reports by us under Section 14 of the Exchange Act.

   We are an electronic filer, so our reports may be found on the SEC EDGAR site, and you and any other member of the public may read the copies filed by us with the SEC at its Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on operation of said Reference Room from the SEC at 1-800-SEC-0330.

   We may send our shareholders Annual Reports and they may contain audited financial information. Management has made no determination at this time as to a policy in this regard.

Property

   On September 1, 1998, the Company entered into a commercial lease for its premises located at 200, 13018 80th Avenue, Surrey, British Columbia, Canada
V3W 3B2. The Company leased the 6,600 square foot space from West-Bend Construction Ltd. for three years and two months at an annual rate of $25,300 CDN the first year, $26,400 CDN the second year and $26,400 CDN the third year and subject to typical common area charges and pro rata tax charges. Natco renewed this lease for further three years on September 1st, 2001 at an annual rate of $26,400 CDN per year. This lease expired on August 31, 2004. Natco did not renew this lease but instead another company, Ultimate Beauty Supply (UBS) leased this premises and Natco rents its space from UBS on a month to month bases for CDN $1500.00 per month. No specific agreement has been signed with UBS. The first level of the premises is 4,400 square feet(Natco occupies 2200 square feet) and consists of a room in which all raw materials are stored and the products are produced and the finished products are stored on pallets. The second level of the premises is 2200 square feet and consists of seven offices, reception, area and a boardroom. Natco occupies 1,000 Square feet of this area. The lease on this premises expires in September 2007. The company should have no problems conducting its business at this location at least until this lease expires. We estimate that the company could reach $3 million or more in sales before we have to move to a larger location. There are no regulations or city by-laws of zoning issues of which we are aware that would hamper our business.

   In May 1997, the Company entered into a three year "Monitoring of Intrusion Alarm System" agreement with Acme Protective Systems Limited. In April 1998, Pemberton Leasing Services leased the Company a H5-4 Membrane Sealing Machine, a R-310 Semi-Automatic Labeler a TEC B-572 Thermal Transfer Printer and a Labelview program for 48 months at a monthly rental rate of $904.02 CDN (total rental payment is $43,392.96 CDN). This lease expired on March 1, 2002. The company now owns all above-mentioned equipment. In addition the company also owns a Lid Tightener, Heat Induction sealing machine, Mercury Exposure unit, Bottle filler, Temp Label applicator, Viscometer, Centrifuge, pH meter, and various mixing tanks and mixers. All this equipment forms an integral part of our production systems and it is in very good condition at this time. We should be able to use much of this equipment for at least another 8 to 10 years. All above leases have expired and company bought all equipment from the leasing company.

We use a blended production line which utilizes considerable hand work. As our sales increase, we plan to increase the automation of our lines. All of our existing equipment will fit into an automated production line, if and when it is needed.

                             Legal Proceedings

A claim against us was filed in Supreme court of British Columbia, Canada (Action #36122). This action was commenced by our former Auditors for professional fees allegedly due and owing. The amount claimed by the Plaintiff is $52,028.75(approximately US$37,500) plus interest and costs.

We have filed a statement of Defense alleging that the services were performed in a negligent and incompetent fashion and the failure to obtain the clearance of SB2 from SEC in early 2003 was due to the failure of the Auditors to competently prepare the necessary financial documentation in a timely fashion.

In the opinion of our Legal counsel, in an action to recover fees, a firm of Chartered Accountants, like any similar professional, must prove that it was retained to perform the services, that the services were charged at an agreed rate, or in the absence of specific agreement, at a reasonable rate for such services, that the work was competently performed and that it had value to the client. Hence, the company believes that the statement of Defense pleads a viable defense.

If the defense is completely successful, it will result in the Plaintiff?s claim being dismissed with some recovery of costs, but it will not result in the return of any already paid funds to the company. At this stage it is impossible to predict the outcome of the action.

The worst possible result for us would be judgment for the full amount claimed plus interest and costs which, after a trial in 2005, could be $65,000-$70,000 (UD$47,000-51,000). Legal cost to us would be in the range of $15,000-$20,000 (US$11,000-15,000). So far our legal costs have been $4,000(US$3,000).

The more likely result would be a settlement of the claim for something less than the full amount, which would reduce interest, taxable costs and legal costs.

The plaintiff has chosen not to pursue the action at present so no trial or examination for discovery dates have been set. Hence no significant legal fees are anticipated for the time being, but this could change fairly quickly if the plaintiff decides to pursue the claim.

We have not yet decided if we are going to pursue a counterclaim at this time.

Management's Discussion and Analysis of Financial Condition and Results of Operations

                          Background and Overview

      The following summary should be read in conjunction with the financial statements and accompanying notes to them included elsewhere in this Prospectus.

   We have been in existence as a company (including our predecessor British Columbia Corporation) since 1990. However, we began to concentrate on our current business activities in 1997; prior to that time we had few shareholders and were primarily dormant. We have yet to make a profit on current operations. As of March 31, 2004, we had incurred a deficit of $(1,161,631)and($(1,235,422) as of September 30, 2004), which has continued to increase. This deficit includes losses incurred by our predecessor over the several years of our development. Most of our losses have been recent and incurred in the development of our current product lines. As an example, our deficit as of October 31, 1998, was approximately $(130,000). We have had sales in both the jewelry cleaner and tire sealants product lines since 1998, but sales have not contributed a significant amount to offset expenses.

   In the twelve months ended March 31, 2004 as compared to the period
March 31, 2003, we had net loss of, $(153,084) as compared to $(186,247). That loss was primarily financed by increased trade Payables ($1904) and Related party loans & wages($220,903) and other accrued expenses($12,669). In the previous 12 month period the losses were covered with accounts payable increase of $7,102, loans & accrued wages from related parties of $144,108, and Share issuance and share subscriptions of $39,090. Payables have continued to increase, and are of concern to us. This concern has been exacerbated by the loss of our funding due to delays in registration of this document. The company has withdrawn its IPO prospectus, as we feel that we will not be able to replace the fund in the next 90 days. However, we still require approximately $750,000 in the next 12 months to bring the company to profitability. In any event, as revenues are not expected to cover overhead, we expect losses to continue for this fiscal year and we will need to either raise working capital to cover those loses by equity or debt offerings, or shareholders loans as we do not anticipate increases in payables being a sufficient source of capital for that period. The management feels that at this time the best chance of raising the required funds is after the company starts trading on the Over-The-Counter Bulletin Board.


We have devoted most of our capital to product development and associated working capital and administrative items. We have only had the capital to devote $13,194 to advertising and promotion in the period April 1, 2002 to September 30, 2004; research and development expenditures during the same period were $54,036. Legal and accounting expenses at approximately
$81,000 during the period from April 1, 2002 to September 30, 2004 have been a heavy burden on us because of the various transactions associated with our efforts to become a listed company in United states. While Management believed these were appropriate when made, as a means to increase our ability to raise capital to support planned expansion, these expenses have also limited our ability to engage in marketing and promotion and engage in other expenditures which may have made us more productive and profitable, or increased our revenues. Legal and accounting are expected to be major expense items in the current period since September 30, 2004 as well, due to the accounting and legal costs associated with a registered offering such as this, as well as related offering expenses.

Management plans to devote a significant amount of the funds received from any future offering (funding) after reduction of the non-current payables and costs of this offering to enhancement of marketing;
if successful, to inventory support; and then ultimately to increased productive capacity. We do not know yet how much expenditure will be needed to result in increased revenues or what will be the ratios of results to expenditures.

Results of Operations

Six Month Period ended September 30, 2004 compared to same period ended September 30, 2003

Net sales increased by 20.98% in this period as compared to same period in 2003. This can be attributed to increase in tire sealant sales. As the jewelry cleaner sales have remained steady but the tire sealant sales have gone up
129%.

The gross profits increased by 2.58% for period ended Sept 30, 2004 from 25.11% to 27.69%. This is an insignificant increase and can be attributed the cutting of some expenses in the last period.

Inventory decreased by 8.48% compared to September 30, 2003. This is attributed to no inventory the company buying only minimum required amount of raw materials in the last few months.

Included in due to related parties are Wages payable which increased from $170,383 to $241,662 (41.83%), loans payable to directors increased from $197,036 to $274,931 (39.53%), and loan payable to relatives of director increased from $135,196 to $252,113 ( 86.48%,. This is an increase in the payable to related parties by 52.94% for period ending September 30 2004 as compared to the previous period ending September 30, 2003. This increase financed the payment of accounting and legal costs associated with this registration also working capital required for the day to day operations of the company.



   Research & development expenditure increased by 91.01% in the period ending September 30, 2004 as compared to the period ending September 30, 2003. Because of lack of funds to create new products, the company focused more on improving the existing products. Most of the R&D expense is the salary for the Chemist.

  Total general & administrative expenses were increased by 10.18% in the period ended September 30, 2004 compared to the period ended September 30 2003. This can be attributed to increase in legal and accounting costs.


     Year ended March 31, 2004 compared to year ended March 31, 2003

   Net sales went down 5.63%. This is not a significant drop and can be explained because in both years there was no concerted sales effort and most of the sales came as a result of market testing our products.

The gross profits decreased by 5.9% for the year ended March 31, 2004 from 43.3% for the previous year to 37.4% for the current year. This is a insignificant decrease and can be attributed the fact that cost of raw material went up slightly in the last year and we did not increase prices to our customers.

Inventory increased by 2.7% compared to March 31, 2003. The fluctuation in Currency exchange can explain most of the difference. Canadian dollar went up from approximately $0.70US to approximately $0.74US. For example, if our inventory was worth $50,000CDN, in 2003 it would have been converted to $35,000US and same inventory would have been worth $37,000US in 2004.

Included in due to related parties are Wages payable which increased from $131,057 to $203,950. This is an increase in the payable by 42.17% for year ending March 2004 as compared to the previous year ending March 31, 2003. This is mainly due to President/CEO?s salary being accrued for the whole year and none of the previous salary was paid. A foreign exchange rate change for the years in question also increased the payable. The president does not intend to forgive any salary.

Liability to related party increased by 55.4% in the year ended March 31, 2004. This increase is a result of shareholders and people related to them putting money into the company to cover the deficit from time to time and also the foreign exchange rate change.

   Advertising & promotion expenses decreased by 55.8% in the year ended March 31, 2004 compared to March 31, 2003. In the year ended March 2004 the company did not go to any trade shows and cut down on the mailings because of lack of funds.

   Research & development expenditure was virtually the same in the year ending March 31, 2004 as compared to the year ending March 31, 2003. Because of lack of funds to create new products company focused more on improving the existing products. Most of the R&D expense is the salary for the Chemist.

Legal and Accounting expenses decreased by 69.6% in the year ended March
31, 2004 compared to March 31, 2003. In the year ended March 2004 the company did not do any activity that required as much legal and accounting, namely, trying to go public. We expect that those expenses will go up this year.

   Total general & administrative expenses were reduced by 20.4% in the year ended March 31, 2004 compared to the year ended March 31 2003. Virtually all of this decrease can be attributed to reduction of expenses in Legal and Accounting.

                          Liquidity and Capital Resources

Natco has financed its operations primarily through three methods, equity investment from investors, shareholder loans, and credit facilities from Canadian chartered banks and increases in payables and share subscriptions. More Recently most of the financing has been by way of debt financing from related Parties.

In the period from 3/31/03 to 3/31/04 current assets increased by $3,941 and property, plant and equipment dropped $4,283. In the same period bank debt decreased by $9,689, and payables increased by $1,904. However, Due to related parties increased by $220,903 in the same period. The deficit during that period increased from $1,008,547 to $1,161,631.

In the period from April 1 to September 30,2004 current assets decreased by $5,475 and property, plant and equipment dropped $1,530. In the same period bank debt decreased by $3,197, because monthly payments are being made to the bank (see financial statements for more detail), and payables decreased by $25,411. This decrease was due to the payment of $24,000CDN to our Canadian lawyers and payments to other suppliers. Large part of our accounts Payables consists of $29,000 to our Former US lawyers, $20,000 to former Auditors. Both of them will not be paid until company is funded. The remaining $17,000 or so is owed to our suppliers. Due to related parties increased by $149,073 in the same period(For more detail please see the Certain Transactions Section of this document and statement 4 of the Interim Financial Statements). The company lost $73,791 in the most recent period. This loss and decreases in Accounts Payables, Accrued Liabilities($19,707), and Bank indebtedness was covered by $149,073 loaned by the related Parties.

The company owes $768,706 to related parties the break down is as follows:

The company owes Raj-Mohinder Gurm President, director and majority shareholder $174,930 as at September 30, 2004. This includes $42,900 in interest at 10%. The company also owes him back wages of $241,662. There is no interest on the accrued wages. Mr Gurm has agreed in writing not to demand payment until January 2006.

The company owes John Rennie, Secretary, Director, and shareholder of Natco total of approximately $100,000 as at September 30, 2004. This includes $28,900 in interest at 11%. Mr Rennie has also agreed not to demand payment until January 2006.

The company owes $12,950 to Mr. Sohan S. Gurm. Mr. S. Gurm is Raj-Mohinder Gurm?s Father. He does not own any shares in Natco International Inc. Loan has a interest rate of Prime Plus .5 (4.5%).

The company owes $147,974 to Mr. Gurdev S. Sandhu. Mr. Sandhu is Raj-Mohinder Gurm?s Father-in-law. He does not own any shares in Natco International Inc. Loan has a interest rate of Prime Plus .5 (4.5%).

The company owes $35,550 to Mr. H. S. Sodhi. Mr. Sodhi is Raj-Mohinder Gurm?s Cousin. He does not own any shares in Natco International Inc. Loan has a interest rate of Prime Plus .5 (4.5%).

The company owes $25,000 to Ultimate Beauty Supply Ltd., a British Columbia company, owned by a formaer director Harjinder Sandhu. Ms. Sandhu is Raj-Mohinder Gurm?s Sister-in-law. She owns 275,000 shares in Natco International Inc. Loan has a interest rate of Prime Plus .5 (4.5%).

The company owes $30,640 to Mr. S.S. Chahal. Mr. Chahal is Raj-Mohinder Gurm?s Cousin. He does not own any shares in Natco International Inc. Loan has a interest rate of 7%.

None of the above mentioned loans have a maturity date and all lenders have Agreed Not to demand payment until at least January 2006.

The deficit during six month period ended September 30, 2004 increased from $1,161,631 to $1,235,422. We have $3,171 of accrued liabilities which consists of accounting fees incurred for the review that was done on the most recent in-term statements.

We have a contingent liability of up to $100,000CDN.
A claim against us was filed in Supreme court of British Columbia, Canada (Action #36122). This action was commenced by our former Auditors for professional fees allegedly due and owing. The amount claimed by the Plaintiff is $52,028.75(approximately US$37,500) plus interest and costs.

We have filed a statement of Defense alleging that the services were performed in a negligent and incompetent fashion and the failure to obtain the clearance of SB2 from SEC in early 2003 was due to the failure of the Auditors to competently prepare the necessary financial documentation in a timely fashion. If the defense is completely successful, it will result in the Plaintiff?s claim being dismissed with some recovery of costs, but it will not result in the return of any already paid funds to the company. At this stage it is impossible to predict the outcome of the action.

The worst possible result for us would be judgment for the full amount claimed plus interest and costs which, after a trial in 2005, could be $65,000-$70,000 (UD$47,000-51,000). Legal cost to us would be in the range of $15,000-$20,000 (US$11,000-15,000). So far our legal costs have been $4,000(US$3,000). The more likely result would be a settlement of the claim for something less than the full amount, which would reduce interest, taxable costs and legal costs.

   The Company has been sustaining a loss on operations of about $170,000 per year in the past two fiscal years. If we satisfy current liabilities of $122,542 as of 09/30/04 plus working capital requirements and costs of this offering will likely require $300,000. We have estimated that if we can bring in $$750,000 in additional capital either long term debt, equity or some combination, which are yet to be secured than we can pay the current obligations we believe we need to pay, and have enough working capital for the fiscal year ending March 31 2006. We believe this sum, less the payments we have indicated, would provide us with sufficient working capital for marketing and other expenses and that, if our assumption that the additional marketing will be sufficient to raise sales is correct, we will have the sales to cover our overhead. We may need more capital to satisfy inventory, receivables, and other current, non-cash assets for current cash requirements.

Page 20
It may take us 3 to 6 months to raise the required money. Therefore, Mr. Gurm, the president of the company, has agreed to put enough money into the company to sustain it until the company can find new funding or March 31, 2005, which ever comes first. He has not signed any agreement with the company to provide this money, so there is no guarantee that the money will be available. However, in the last six years Mr. Gurm has provided the funding for the company on an as needed bases form time to time.

Our estimated fixed costs at this time are approximately $10,000 per month ($3,500 in wages of Les Loewen and Inderjit Toor, $1,500 in building Lease, $1,000 Utilities, $3,000 Loan and principle payments, and remaining $1,000 for miscellaneous expenses). We can get about $3,000 from the current levels of sales. That means, Mr. Gurm will have to put in approximately $7,000 per month. We will also require further 15 to 20 thousand dollars for legal and accounting fees relating to this Registration. Mr. Gurm May end up putting in up to $70,000 into the company by March 31, 2005. However, this will just keep the company going for the time being. If the company is to grow and prosper. The company must raise the above mentioned $750,000. This money will allow us to payback account payables and some debt, reducing monthly payment and interest expenses, hence increasing the company?s cash position to invest in growth. It will also allow us to spend some money on marketing of our products to increase the sales levels.

   If we are unable to finance the company by debt or equity financing, or combination of the two, we will have to look for other sources of funding to meet our requirements. That source has not been identified as yet but most likely will be debt financing using the managements trading shares as collateral. However there is no guarantee that we will be successful in raising any additional Capital.

   In light of our funding issues, we have postponed all plans to buy any new Equipment for the plant or office for at least next 12 months or until the company has secured $750,000 in funding. The company will not be selling any of its assets either in that that time period.

   Our financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by long-term debt and equity transactions as well as increases in payables and related party loans. Our future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurance that we will be successful. If we are not, we will be required to reduce operations or liquidate assets. We will continue to evaluate our projected expenditures relative to our available cash and to seek additional means of financing in order to satisfy working capital and other cash requirements. Our auditors' report on the March 31, 2004 financial statements includes an explanatory paragraph that states that as we have suffered recurring losses from operations, substantial doubt exists about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.


Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since the Company's incorporation on May 17, 1999, the Company has retained two auditors. The Company initial auditors were Thorne Little in Surrey, British Columbia, Canada, which were originally retained by Spectrum Trading Inc., a British Columbia corporation. Since the Company was incorporated pursuant to the laws of the State of Delaware, the Company determined it was in the corporation's best interests to retain an auditing firm based as well in the United States. On October - 1999, the Company retained Grant Thornton LLP as its Auditors (Vancouver BC Office). Due to disagreement regarding fees and delays in Completion of work Grant Thornton LLP was asked to resign by the company in July 2003. Since than the we have not been able to settle the fees issue. Consequently, our former auditors have filed a claim against us in court
(see legal Matters section for more detail). On March 12, 2004 we retained Staley, Okada and partners to be our auditors. These auditors were known to the board of directors of the company. We discussed the need to use the generally accepted principles of United States (USGAP) with them and their qualifications regarding the USGAP. No discussion took place as to what type of audit opinion will be rendered and no written or oral advise was provided. These auditors were hired because company had built up trust with them from previous dealing and they were qualified to do the required work.

Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as follows:

                                Executive Officers of the Company:

Name:                           Age:                  Office(s):
Raj-Mohinder S. Gurm            44                    President and CFO
John H. Rennie                  68                    Secretary

                                Board of Directors of the Company:

Name:                           Age:                                        Term Expires         Director Since (1)
Raj-Mohinder S. Gurm            44                    Director              June 2006            Nov. 1990
John H. Rennie                  68                    Director              June 2005            Mar. 1999
Gerry Podersky-Cannon           58                    Director              June 2005            June 2000
Stephen Sleigh                  58                    Director              Next AGM             June 2003

-------------------------------------------------------------
(1) Directors Terms are staggered over a three year period. Directors may only be removed for cause and by a 75% majority vote of the shareholders.

          Biographical Information on Company's Officers and Directors:

Raj-Mohinder S. Gurm President, Treasurer and President, From 1985 to 1987 Mr. Gurm was a partner in B.R. International Marketing Company of Vancouver, BC a company, which provided North American representation to manufacturers from Asia. From 1987 to 1989 he was a manager of Metro Parking Ltd. of Vancouver, BC and was responsible for overseeing 70 employees and 20 parking lots. >From 1989 to 1995 he was involved in importing products from Asia and selling them by the container loads to large retail chain stores. In 1995 Mr. Gurm was founder and president of Xanatel Communications Inc. a company involved in the wireless communications industry and which was sold to a public company listed on The Alberta Stock Exchange. Mr. Gurm has been a President and CEO of Natco International Inc. from 1990 to present. From Jan. 2000 to Nov. 9th, 2001 he was also President/CEO of Canoil Exploration Corporation, a company that was a shell with no business, that recently completed the acquisition of a Medical Equipment company. Now this company is manufactures and distributes mobility equipment such as motorized Scooters, Wheel Chairs, Walkers etc. He was involved in raising $300,000 for working capital for this company. Mr. Gurm attended the University of British Columbia and earned a Bachelor of Sciences Degree in Biology in 1983. Born in 1960 in India, Mr. Gurm is a citizen and resident of Canada.

John H. Rennie, Secretary and a director, has 18 years professional experience in various industries including investment and management consultation, finance and the insurance sector. From 1991 to the present, Mr. Rennie has worked as a private consultant broker for small and startup business investments in Vancouver, British Columbia, Canada. He specializes in strategic planning, Financing and structuring. From 1989 to 1990, Mr. Rennie was co-owner and General Manager of DMC Industries Ltd. in Richmond, British Columbia, Canada. As such, Mr. Rennie's primary responsibilities were the invention and manufacture of air and water purification systems. From 1987 to 1989, Mr. Rennie was a financial planner, personal investment broker, and life and disability insurance agent for Great Pacific Management Ltd. in Vancouver British Columbia, Canada. In 1993, Mr. Rennie suffered a heart attack and following a what appears to be a complete recovery, he continues to lead a full life which includes a nutritional diet and regular exercise. From 1981 to 1987, Mr. Rennie was a senior management consultant for Canada's Department of Indian Affairs Northern Development. Born in Canada in 1935, Mr. Rennie is a citizen and resident of Canada.

Gerry Podersky-Cannon, has a BA and MA from the University of British Columbia. He has experience in a number of business sectors including, Energy, Real estate, Fiber-optical Technology, Oil & Gas, Strategic Corporate Planning & Import / Export. He has work in a variety of organizational setting included large corporations, BC Hydro (May 1979 ? November 1984 ?Hearings Analyst; Hearings and Government Liaison Department; Corporate Planning Division?) and Pricewaterhousecoopers, (August 1990 ? May 1992 Manager Real-estate Section; Consulting Group; Vancouver) small start-up companies and independent consulting firms. He has experience with corporate governance of both public and private companies. He has recently sat on the Board of the UBC Alumni Association and the UBC Academic Senate and is actively involved in a number of community organizations. His primary business interests are directed the operating a number of companies that do business in North America, Europe and Africa.

Since 1998 Mr. Podersky-Cannon has been involved with five companies as well as has acted as a trustee for the estate of his children?s grand parents.
The companies are as follows.
*	Natco International (Director June 2000 to present)
Natco is the company this document pertains to.

*	Canafra Capital (President July 1999 to Present)
Canafra Capital is a company registered in Canada and Tanzania that is promoting the development of tourism, agricultural exports and power development in Tanzania.

*	Gibson Marketing international (Chairman September 2001 to present)
Gibson is a company registered in England that is in the business of developing and marketing industrial coatings.

*	DJ Podersky-Cannon Holdings (Director 18 July 1983 to present)
DJ is a private holding company solely owned by Mr. Podersky-Cannon?s sons.

*	Canafra Mineral Explorations Corp. (President April 2002 to present)
Canafra Mineral is a company engaged in the mining, purchasing, and processing of gold and gems in Tanzania, India, North America and Europe.

Stephen Sleigh, director, graduated from the University of Manchester, UK in 1975 with a B.Sc in Chemistry. In 1976, he received his Masters degree and in 1978 graduated with his Doctor of Philosophy for studies of medicinally useful pharmaceuticals from plant sources. This was followed by two years post-doctoral studies at the University of British Columbia, Canada. From 1981 to 1993 he spent twelve years in sales and marketing with E.Merck, a manufacturer of laboratory chemicals and diagnostic products. In 1990 he started and ran his own food business. During this time he began studies for the Certified General Accountant designation. After an 18-month period as the accountant for Spectrum International and subsequently Beltone Electronics, he qualified as a CGA in 2001 and took up the position of Controller at Zodiac Hurricane Technologies in Delta B.C., Canada, a builder of boats for the Canadian and U.S.A military, Coast Guard and other Government agencies. Along with the general accounting duties, Stephen is responsible for the costing of ZHT?s products, consolidation and their foreign currency risks. Mr. Sleigh was born in the UK, however, he is now a Citizen and Resident of Canada.

Ernest Leslie Loewen, Chemist, earned a B.Sc. from the University of Calgary in 1969. Mr. Loewen has since been involved in the formulation development, manufacturing and application of diverse industrial chemicals in a number of different industries. These industries include oil & gas production and processing, paint and coatings manufacturing and application, pollution detection and control, and corrosion detection and mitigation. During his employment, Mr. Loewen often attends industrial educational seminars and courses to keep abreast of current trends and technologies. He has also had experience as an international consultant in both China and USA.

Mr. Loewen worked from 1970 to 1973 as a Chemistry Instructor at Mount Royal College and instructed labs to first year students; in 1974 as a corrosion consultant for Biochem Consulting and was responsible for setting up programs to detect and mitigate corrosion in the oil fields; from 1975 to 1980 as a Laboratory Manager and technical consultant for Travis Chemicals, and the responsibilities included management of the laboratory and technical trouble-shooting; from 1980 to 1989 as a Product engineering Manager for Dresser Titan. He managed a laboratory involved in new product development and was involved in creating new formulations; from 1989 to 1996 as a quality control Chemist for Color Your World, a national manufacturer of paint and coatings; from 1996 to 2000 as a Production and Technical Manager for Modco Specialty Coatings, a manufacturer of building coatings and sealants, and from 2000 to 2001 as a paint and technical Consultant for Canada Wellins New Material Co in China.
He consulted with this Chinese company to trouble shoot all Canadian products that they were problems with. In 2002 he joined Natco International Inc.

None of the directors, officers have any blank check company involvement in the Past except Mr. Gurm was president of a ?shell? Company (see biographical information above) from Jan, 2000 to Nov. 2001. There are no conflict of interest Natco?s plans and other companies that directors or managers are involved. All directors except for Raj Gurm are not involved in the day to day operations of the company. They spend no more than 2 hours per month on Natco?s business. Mr. Raj Gurm is employed by the company on a full-time basis.

Prior officers and directors

Ronald Cranfield       Director            June 1997 to Nov. 1998
                       Secretary           June 1997 to Nov. 1998
                       Director           March 1999 to Feb. 2000

Robert Harder          Director           March 1999 to June 2000

Harvinder Sandhu       Director           March 1999 to Dec. 2001

Harjinder Sandhu       Director            June 2000 to Dec. 2001

John Ford              Director            June 2000 to Apr. 2002

Committees of the Board

   Although Board committees are provided in the Bylaws, no committees have as yet been established.

Control Provisions in Articles Respecting Directors

   The Articles of Incorporation of Natco give enhanced control to Directors over the affairs of the Company relative to shareholders. Without limitation thereto the Board may designate the terms of preferred shares, which could limit the rights of common shareholders both as to voting and distributions. The Directors are not liable for breaches of fiduciary duty in certain cases, and the liability of Directors is provided to be fully eliminated to the maximum extent provided by Delaware corporate law. As previously noted, the Directors are elected on a staggered basis over three years, and may only be removed if there is cause and a 75% majority vote of shareholders. A 2/3 vote of shareholders is required to approve business combinations, which acts to reduce takeover chances. The Board is given the ability to amend the Bylaws without shareholder approval, and the Bylaws may be adopted, modified or deleted by shareholders only if there is a 2/3 majority therefore.

Indemnification Provisions

   In addition to the provisions of the Articles which are intended to limit the liability of Directors, the Bylaws in Article VI provided extensive indemnification provisions as to directors, officers employees or agents. Said Article provides indemnification to such person to the fullest extent provided by Delaware law. It also provides the Company may purchase insurance as to such indemnification or more indemnification than would otherwise be permitted by law.

Isofar as indemnification for liabilities arising under the Securities Act of 1933 (the ?Act?) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of December 6, 2004 by (i) each person or entity known by the Company to be the beneficial owner of more than 5 % of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
     $.001 Par               Raj-Mohinder S. Gurm
       Value                   13718 91st Avenue        Officer & Director                  57.94%
     Common Stock             Surrey, BC, Canada        5,965,360 Common(2)
                                    V3V 7X1
----------------------------------------------------------------------------------------------------
     $.001 Par               Canafra Financial Ltd.
       Value                 126-1628 W 1st, Avenue      Officer & Director                 6.93%
     Common Stock            Vancouver, BC, Canada       713,152 Common(3)(4)
                                   V6J 1G1
----------------------------------------------------------------------------------------------------

     $.001 Par               Harvinder K. Sandhu
       Value                  156 E. 47th Avenue          Former Director                   5.04%
     Common Stock             Vancouver, BC, Canada       519,000 Common
                                    V5W 2A6
----------------------------------------------------------------------------------------------------

1. Percentages are calculated assuming that 200,000 shares subscribed for are issued and 718,000 stock options are exercised.
2.   Includes 418,000 currently granted options exercisable @ $0.10.
3.   Includes 150,000 options currently exercisable @ $0.10
4. Canafra Financial Ltd. is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Podersky-Cannon, a director of the Board of the Company is the sole shareholder of Canafra Financial Ltd.

----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class
----------------------------------------------------------------------------------------------------
     $.001 Par               Raj-Mohinder S. Gurm
       Value                   13718 91st Avenue         Officer & Director                57.94%
     Common Stock            Surrey, BC, Canada          5,965,360 Common(2)(3)
                                    V3V 7X1
----------------------------------------------------------------------------------------------------
     $.001 Par                 John Herman Rennie
       Value                 #402 5976 Tisdall Street    Officer & Director                 3.69%
     Common Stock             Vancouver, BC, Canada      380,000 Common(2)(4)
                                    V5Z 3N2
----------------------------------------------------------------------------------------------------
     $.001 Par               Gerry Podersky-Cannon
      Value                  Canafra Financial Ltd.(1)   Director                           6.93%
     Common Stock             126-1628 W 1st, Avenue     713,152 Common(1)(2)5)
                              Vancouver, BC, Canada
                                      V6J 1G1
----------------------------------------------------------------------------------------------------

(1) Canafra Financial Ltd. is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company is the sole shareholder of Canafra Financial Ltd.
(2)   Before Offering
(3)   Includes 418,000 options currently exercisable @ $0.10
(4)   Includes 150,000 options currently exercisable @ $0.10
(5)   Includes 150,000 options currently exercisable @ $0.10

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                           Name and Address of       Amount and Nature of
     Title of Class         Beneficial Owner           Beneficial Owner         Percent of Class(1)
----------------------------------------------------------------------------------------------------
     $.001 Par
       Value                 All Directors and officers   7,058,512 Common(2)            68.56%
      Common Stock
----------------------------------------------------------------------------------------------------

(1) This percentage is calculated assuming that 200,000 shares subscribed for one issued and 718,000 stock options are exercised

(2)   Includes 718,000 options granted to three directors

      Canafra Financial Ltd. is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Poderski-Cannon, a director of the Board of the Company is the sole shareholder of Canafra Financial Ltd.

   Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of the Company's common stock which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

Selling Stockholders

The following table sets forth the number of Shares which may be offered for sale from time to time by the Selling Stockholders. The Shares offered for sale constitute all of the Shares known to the Company to be beneficially owned by the Selling Stockholders. None of the Selling Stockholders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or has any material relationship with the Company.

----------------------------------------------------------------------------------------------------------------------------
                             Amount of                       Amount of Shares      Amount of Shares
   Selling Shareholders     Shares Held       % Held         that may be sold      Remaining if Sold     % Then Held
                           Prior to this                     in this Offering
----------------------------------------------------------------------------------------------------------------------------
Sol Africa-Rennie (7)          116,000         1.24               116,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Jatinder S. Bains                6,667          .07                 6,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Sohan Bains                     50,000          .53                50,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Gurminder Bajwa (8)             40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Rajinder Bajwa  (8)             40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Verteres Bourmayan              16,667          .18                16,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Canafra Financial Ltd. (3)(18) 563,152         6.01               150,000                     413,152          4.41
----------------------------------------------------------------------------------------------------------------------------
Hector C. Carslake (9)          10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Ivy B. Carslake  (9)            10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Mary Chatzivassillou            20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Kenneth Kwong-Hung Ng           10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Paul Van Der Ree                10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
John Rennie (2)                230,000         2.45               150,000                     80,000            0.85
----------------------------------------------------------------------------------------------------------------------------
Wayne F. Sinclair               20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Barrie Smith                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Surinder K. Ubhi (16)            5,000          .05                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Bob Grnache                     59,000          .63                59,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Virinder Grewal                  5,000          .05                 5,000                     0                 0

Page 25

----------------------------------------------------------------------------------------------------------------------------
                             Amount of                       Amount of Shares      Amount of Shares
   Selling Shareholders     Shares Held       % Held         that may be sold      Remaining if Sold     % Then Held
                           Prior to this                     in this Offering
----------------------------------------------------------------------------------------------------------------------------
Raj-Mohinder S. Gurm (1)    5,547,360         59.26              200,000             5,347,360             57.13
----------------------------------------------------------------------------------------------------------------------------
Group 4 Consultants(4)(5)(18) 360,000         3.84               360,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Jasbinder Sandhu  (10)(20)    295,000         3.15               295,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Matt Cranfield (12)            50,000          .53                50,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Harjinder Sandhu (4)(10)(19)  275,000         2.93               275,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Harvinder Sandhu (4)(10)(19)  519,000         5.53               200,000               319,000              3.40
----------------------------------------------------------------------------------------------------------------------------
Gary Taylor                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Kenneth Thompson  (11)         10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
P. T. Thompson  (11)            4,000          .04                 4,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Galaxy Communications Inc.(18)  5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Kimberly Coleman                6,000          .06                 6,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Kerry Cranfield  (12)         180,000         1.92               180,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Ron Cranfield Jr.(12)           2,600          .03                 2,600                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Sham S. Dhari                   7,000          .07                 7,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Avtinder Dhillon               40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Herb Feischl                   10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Narinder Thandi                40,000          .43                40,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Irma France                    20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Sylvia Ruth Funk               36,667          .39                36,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Harjit Gill                     5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Harvinder Gill                  5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Hans Haab (13)                 10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Jeffrey Haab (13)              10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Robert L. Harder (4)           10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
William Lee                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Claude Lelievre                15,000          .16                15,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Nicholas Lourotos               2,000          .02                 2,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
David MacQuarie                10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Robert Menzies                 12,000          .13                12,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Myrna Noble                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Amarjit Kaur Pannun (14)      100,000         1.07               100,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Shamsher Pannun (14)           60,000          .64                60,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Amart-Paul Pannun (14)         66,000          .70                66,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Philip Ryan                    10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Faricia Khan                   16,000          .17                16,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Shangara S. Mangat            166,667         1.78               166,667                     0                 0
----------------------------------------------------------------------------------------------------------------------------
John Pennant  (15)             10,000          .11                10,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Kathleen Pennant (15)           5,000          .05                 5,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Maghar S. Ubhi (16)            20,000          .22                20,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Gurdev S. Khatkar             100,000         1.07               100,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Jagtar S. Thandi               60,000          .64                60,000                     0                 0
----------------------------------------------------------------------------------------------------------------------------
Donna Y. Moroz(17)             25,584          .27                25,584                     0                 0
----------------------------------------------------------------------------------------------------------------------------
    Totals                  9,377,364          100               3,217,852           6,159,512             65.79

(1)   Raj-Mohinder S. Gurm is the President, Treasurer and Chairman of the
      Board of Directors of the Company.
(2)   John H. Rennie is the Secretary and a director of the Board of the
      Company.
(3) Canafra Financial Ltd is an organization organized pursuant to the laws of the Province of British Columbia. Gerry Podersky-Cannon, a director of the Board of the Company, is the sole shareholders of Canafra Financial Ltd.
(4)   Former Director
(5) Group 4 Consultants is an organization organized pursuant to the laws of the Province of British Columbia, Ronald Cranfield, a former director of the Board of the Company, and secretary, is the majority shareholders of Group 4 Consultants Ltd.
(6) These shares do not include Options held by Raj-Mohinder Gurm, Gerry Podersky-Cannon(Canafra Financial Ltd.), and John Rennie or any warrants held by shareholders. Raj-Mohinder Gurm holds 418,000 options at $0.10, Gerry Podersky-Cannon holds 150,000 options at $0.10 and 281,424 warrants at $0.25, John Rennie holds 150,000 options at $0.10, and Donna Y. Moroz holds 25,584 warrants at $0.25.
      (see option & warrant Tables)
Relationships among Shareholders
(7)	Former wife of John Rennie, Director of NATCO INTERNATIONAL INC.
(8)	Gurminder and Rajinder Bajwa are Brothers. Do not reside at the same address.
(9)	Hector and Ivy are husband and wife.
(10)	Harvinder, Harjinder and Jasbinder are siblings. Harvinder and Harjinder reside at the same address.  Jasbinder lives separately
(11)	Kenneth and P.T. Thompson are siblings.  Do not reside together.
(12)	Matt, Kerry, and Ron Cranfield Jr. are brothers and sons of Ron
Cranfield, owner of Group 4 Consulting.  Do not reside together.
(13)	Hans and Jaffrey Haab are brothers. Do not reside together.
(14)	Amarjit, Shamsher, and Amrit-Paul Pannun are sisters.  Do not reside together.
(15)	Kathleen and John Pennant are mother and son. Do not reside together.
(16)	Magher and Surinder Ubhi are husband and wife.
(17)	Common Law wife of Gerry Podersky-Cannon, Director of NATCO
      INTERNATIONAL INC.
(18)	All these companies are owned by private individuals, non are broker
Dealers or an affiliate of a Broker-Dealer
(19)	Sister-in-Law of Raj Gurm President, NATCO INTERNATIONAL INC. Do not
      reside together.
(20)	Brother-in-Law of Raj Gurm President, NATCO INTERNATIONAL INC. Do not
      reside together.
NOTE: Narinder Thandi and Jagtar Thandi; Harvinder Gill and Harjit Gill have no relationship to one another.

Description of Securities

   The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value, each share having equal rights and preferences, including voting privileges. As of October 25, 2004 the Company had issued 9,377,364 shares of the Company's $.001 par value common stock and no shares of the Company's $.001 par value preferred stock were issued and outstanding, and the Company had received no subscriptions for shares of that preferred stock.

   The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common shares are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with a result that if the holders of more than 50% of the shares, voted for the election of certain directors, can elect all of the Directors, subject to the staggered terms of Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock.

   The Articles of Incorporation of Natco give enhanced control to Directors over the affairs of the Company relative to shareholders. Without limitation thereto the Board may designate the terms of preferred shares, which could limit the rights of common shareholders both as to voting and distributions. The Directors are not liable for breaches of fiduciary duty in certain cases, and the liability of Directors is provided to be fully eliminated to the maximum extent provided by Delaware corporate law. As previously noted, the Directors are elected on a staggered basis over three years, and may only be removed if there is cause and a 75% majority vote of shareholders. A 2/3 vote of shareholders is required to approve business combinations, which acts to reduce takeover chances. The Board is given the ability to amend the Bylaws without shareholder approval, and the Bylaws may be adopted, modified or deleted by shareholders only if there is a 2/3 majority. Therefore, these provisions may have the effect of concentrating more power in the Board of Directors and less in the shareholders in applicable transactions. This may also have the effect of delaying or preventing a change of control.


Dividend Policy.

The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

Market for Common Equity and Related Stockholder Matters

   The Company is not a "Reporting Company" and there is no public trading market. After this Offering is completed or discontinued, Management intends to seek market-makers who would be willing to sponsor a listing on the OTCBB. Such listing is discretionary, and there is no assurance a public trading market will develop.

   As of December 6, 2004 there were approximately 57 holders of the Company's common stock, holding in the aggregate 9,377,364 shares of common stock. There are no preferred shares outstanding. Management believes all but approximately 600,000 shares which has been recently acquired of said stock would be eligible for sale under Rule 144, if a market exists therefore. Management assumes that said shares would be subject to the volume limitations of Rule 144, manner of sale, notice and other requirements for shares held more than one year but less than two years, based on the date of acquisition being the Bisson acquisition reversal, but has not sought an SEC no action letter on this issue. If an earlier period should apply, many of these shares would be tradable under Rule 144(k), which does not impose volume and manner of sales requirements on non-affiliates. This offering includes the registration for sale of shares held by selling shareholders in addition to the shares being offered hereunder by the Company. If all of the shares offered by the selling shareholders, 3,217,852 shares, were sold by said shareholders, there would be significantly more shares in the market than those offered in this primary offering by the Company; this possible "overhang" of shares that may be traded in the market may depress trading prices in the aftermarket for persons who purchase shares in this Offering.

   There are 718,000 shares subject to option Various other options are authorized for Mr. Gurm. Management proposes to set aside 2,000,000 or more other shares for employee/consultant options. Terms have not been finalized.

There have been no cash dividends declared on the Company's common stock since the Company's inception.

Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

   Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the Chief Executive Officer of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending June 30, 2004 . The Board of Directors of the Company may adopt an incentive stock option plan for its Directors and executive officers which would result in additional compensation.

----------------------------------------------------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------
                                                                 Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                   Awards                    Payouts
----------------------------------------------------------------------------------------------------------------------------
      (a)           (b)           (c)           (d)           (e)           (f)           (g)           (h)           (i)
----------------------------------------------------------------------------------------------------------------------------
     Name                                                    Other       Restricted    Securities
      And                                                    Annual        Stock       Underlying      LTIP        All Other
   Principle                     Salary        Bonus      Compensation    Award(s)    Options/SARs    Payouts     Compensation
   Position        Year            ($)          ($)            ($)          ($)           (#)           ($)           ($)
----------------------------------------------------------------------------------------------------------------------------
CEO                2004           28,174(5)      0.00        0.00            0.00         67,000(3)     0.00           0.00
Raj-Mohinder Gurm
                   2004(6)        55,344(1)      0.00        0.00(2)         0.00         67,000(3)     0.00           0.00

                   2003(7)        48,335(1)      0.00        237.00(2)       0.00         217,000(4)    0.00           0.00
----------------------------------------------------------------------------------------------------------------------------

(1) April 1999 the board approved a contract with Mr. Gurm, which allowed for $54,000(72,000CDN) annual salary, $10,000 signing bonus and 134,000 options @ $0.10 and further 67,000 options annually at $0.10.All options expire five years after issue date; the salary was accrued but in March of 2001, $63,650 were forgiven by Mr. Gurm.
      Remaining salary has been accrued and booked. This number includes Vacation Pay. The contract is automatically renewed at same terms every year on April 30, unless cancelled or opened for renegotiating by either of Mr. Gurm or the Board of directors of the company. The company has no other Employment contracts with any other party.
(2) This amount is the personal portion of the car that the company leased for the president Raj-Mohinder Gurm.
(3) These options were options were issued as per the employment contract date April 1999.
(4) This includes 67,000 options as per employment contract and 150,000 granted to all directors.
(5)   Salary accrued from April 1, 2004 to Sept. 30, 2004 including vacation pay
(6)   Year ended on March 31, 2004
(7)   Year ended on March 31, 2004
OPTION TABLE

---------------------------------------------------------------------------------------------------------
                                            Option Grants
---------------------------------------------------------------------------------------------------------
                                           Individual Grants
---------------------------------------------------------------------------------------------------------
        (a)                  (b)                  (c)                  (d)                  (e)
---------------------------------------------------------------------------------------------------------
                    Number of Securities    %of Total Options        Exercise
       Name          Underlying Options   Granted to Employees        Price              Expiration
                         Granted (#)          In Last Year         ($/Sh) (USD)             Date
---------------------------------------------------------------------------------------------------------
Raj-Mohinder Gurm        284,000                  39.55                $0.10             May 8, 2007
                          67,000                   9.33                $0.10             Apr 30, 2008
                          67,000                   9.33                $0.10             Apr 30, 2009
---------------------------------------------------------------------------------------------------------
John H. Rennie           150,000                  20.89                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------
Canafra Financial        150,000                  20.89                $0.10             May 8, 2007
---------------------------------------------------------------------------------------------------------

   The Bylaws of the company provide for option grants but this has not been acted upon by the Board and may be amended. The board has set the terms of the current 718,000 issued as Directors options to be 5 years and $0.10 per shares. The President's Employment contract calls for annual incentives of share options for 67,000 per year at 20% below market if the shares are trading on the OTC BB, if not then the exercise price will be $0.10; Also bonus share options will be awarded to Gurm annually based upon the following formula: Options to purchase shares at 20% below market (if trading on the OTC BB, otherwise at $0.10) up to value determined by 5% of amount of annual profits from sales excess of $2,500,000 to $3,999,999 and 8% of amount of annual profits from sales excess of $4,000,000; thus, if the market price averaged over a term as yet not determined was $.20/share, there were $256,000 in profits at lower rate, options would be 256,000x.05 divided by .16= 80,000 shares at $.16 per share. Exercise terms and other option exercise details have not yet been finalized. Previously issued options were re-priced at $.10 US from $0.15 CDN.

Compensation of Directors

   The Board will be compensated from time to time. Members have already received options for 450,000 common shares, and may receive additional options. Initial 450,000 options were granted to Mr. Raj-Mohinder Gurm (150,000),
Mr. John Rennie (150,000), and Mr. Gerry Podersky-Cannon (150,000). All options are good for 5 years (Expiration date May 8, 2007) and are at $0.10 per share.

An attendance fee of at least $200 per meeting has been set, and an hourly rate for time spent outside of attendance at not less than $40/hour. Other than the options mentioned above directors have not received any compensation as of the date of this prospectus.

Warrant Table

---------------------------------------------------------------------------------------------------------
                                       Warrants Oustanding
---------------------------------------------------------------------------------------------------------
        (a)                  (b)                  (c)                  (d)                  (e)
---------------------------------------------------------------------------------------------------------
                    Number of Securities    %of Total Warrants        Exercise
       Name          Underlying Warrants          Granted               Price              Expiration
                         Granted (#)          In Last Year         ($/Sh) (US$)             Date
---------------------------------------------------------------------------------------------------------
Canafra Financial        281,424(1)                 91.67               $0.25             September 6, 2004
---------------------------------------------------------------------------------------------------------
Donna Y. Moroz            25,584(1)                  8.33               $0.25             September 6, 2004
---------------------------------------------------------------------------------------------------------

(1)	All these warrants have expired

                               Plan of Distribution


Sales by Selling Shareholders

   The shares which were issued to the Selling Shareholders are "restricted" shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices; selling shareholders may not sell their shares for less than $. 25/share until notified by the Company that the shares are trading on the OTC Bulletin Board. After that they can sell their shares at prevailing market prices or privately negotiated prices.

   The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer is set forth in an accompanying Prospectus Supplement. Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company has made no arrangements to register the shares for resale in any particular State of the United States, and each selling shareholder is responsible for local compliance.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Natco International Inc?s common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase
Natco International Inc?s common stock.

 We will receive no proceeds from the sale of the registered shares, but we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any. We estimate that the expense of registration of this Selling Stockholder prospectus to be no more than $70,000.

The company will withdraw this registration statement when these shares would be tradable under Rule 144(k), which does not impose volume and manner of sales requirements on non-affiliates.


Certain Transactions

Related Party Transactions.

      Two directors of the company, Raj-Mohinder S. Gurm and John H. Rennie have loaned money to the company from time to time

John Rennie, a Director loaned the company $71,100 by at interest rate of 11% and to date he has earned interest of $28,900. John Rennie also purchased 35,000 shares @ $.10/share in April, 1999, 50,000 shares @ $.065/share in June, 2000, and 145,000 shares @ $.05/share in March 2002(Debt Conversion). Mr. Rennie also has 150,000 shares subject to option at $.10/share. All prices for the above mentioned shares were established by the Board of Directors arbitrarily.

Raj-Mohinder Gurm, a director and officer of the company loaned the company $132,030 at the interest rate of 10% and has earned interest of $42,900. Raj-Mohinder Gurm's previous loans were converted to equity on Feb. 3rd, 2001 and again on March 6th, 2002. In consideration for these transactions, Mr. Gurm received 200,000 shares at $.05/share in March, 2002, and 1,666,000 shares
@ $.065/share on February 3, 2001. For the balance of his shares, 3,691,360 shares, Mr. Gurm Received 2,500,000 for transferring rights to formulations to Natco in April 1999, and he bought 691,360 shares at $.10/share in 1998, and the remaining 500,000 shares were purchased at $.065/share in Nov. 1995.
Mr. Gurm has 418,000 shares subject to option at $.10/share, and is entitled to an additional 67,000 option shares at $.10/share each year, plus additional option shares if sales targets are met, as otherwise stated herein.
Raj-Mohinder Gurm received 2,500,000 shares from the company in April 1999 for transferring rights to all formulations to the company from his name. Formulations transferred were for tire sealant. The formulations were valued by the board at $250,000 and 2.5 million shares were issued at $0.10 per share. The appropriate agreement is attached as an exhibit
10. Company also owes Raj Gurm $241,662 for the back wages, which have been accrued in the last few years. There is no time table as to when these wages will be paid. All prices for the above mentioned shares were established by the Board of Directors arbitrarily.


Canafra Financial Ltd, an affiliate of a Director Podersky-Cannon, purchased 452,852 shares @ $0.05/share on Dec. 19,2002, and 171,428 shares in March 2002
@ $.05/share and 100,000 shares in February 2001 @$.065/share Mr. Podersky-Cannon also has 150,000 shares subject to option at $.10/share. All prices for the above mentioned shares were established by the Board of Directors arbitrarily.


   A former Director Harvinder Sandhu purchased 50,000 shares at $0.05/share (Can. $) in Nov. 1997, 285,000 shares at $0.10/share (Can. $) in Aug. 1998,
34,000 shares at $0.15/share (Can. $) in Oct. 1998, and 150,000 shares at $0.10/share (Can. $) in Feb. 2001 (Debt Conversion). This debt was incurred by the company in October 1999 to meet working capital shortfall of the company at that time. All prices for the above mentioned shares were established by the Board of Directors arbitrarily.


   A former Director Harjinder Sandhu purchased, 100,000 shares at $0.065/share in Aug. 1998, 100,000 shares at $0.10/share in Oct. 1998, and 75,000 shares at $0.065/share in Feb. 2001 (Debt Conversion). This debt was incurred to pay-off some accounts payables in May 2000. All prices for the above mentioned shares were established by the Board of Directors arbitrarily. Ultimate Beauty Supply Ltd, a British Columbia Company, owned 100% by Harjinder Sandhu has loaned the company approximately $25,000 at interest rate of 0.5% above prime

     A former Director Ron Cranfield purchased, 100,000 shares at $0.035/share in May 1998, 40,000 shares at $0.065/share (in Jul 1998, and
220,000 shares at $0.065/share in Aug. 1998. All prices for the above mentioned shares were established by the Board of Directors arbitrarily.


A former Director Robert Harder purchased, 10,000 shares at $0.10/share in May 1998. All prices for the above mentioned shares were established by the Board of Directors arbitrarily.


Raj Gurm?s Father-in law, Gurdev Singh Sandhu is owed $147,974 at interest rate of 0.5% above prime. This loan is due on demand, however, Mr sandhu has agreed not to demand it before January 2006. Company makes a interest only payment every month.

Raj Gurm?S cousin Sukhbir Chahal loaned 30,640 to the company. He has also agreed not to Demand payment until July 2005. For more information on this and other loans, please see interim financial statements, note 7.

Raj Gurm?S cousin Harpreet Sodhi loaned $35,550 to the company at interest rate of 0.5% above prime. He has also agreed not to Demand payment until January 2006. For more information on this and other loans, please see interim financial statements, note 7.

Raj Gurm?S Father Sohan S. Gurm loaned $12,950 to the company at interest rate of 0.5% above prime. He has also agreed not to Demand payment until January 2006. For more information on this and other loans, please see interim financial statements, note 7.

                                    Legal Matters

   The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Hand & Hand. of Dana Point, California, USA.

                                       Experts

   The financial statements of the Company at March 31, 2004 and 2003, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Staley, Okada and Partners, Chartered Accountants. These statements have been prepared by management and management is responsible for their accuracy and adequacy.

                    Where you may acquire additional information

   We are an electronic filer, so our reports may be found on the SEC EDGAR site, and http://WWW.SEC.Gov. You and any other member of the public may read
          ------------------
and copies filed by us with the SEC at its Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549. You may obtain information on operation of said Reference Room from the SEC at 1-800-SEC-0330.

                                 Outside Back Cover


   Until _____________________, 2003 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting and an underwriter and with respect to their unsold allotments or subscriptions.

NATCO INTERNATIONAL INC.

(formerly Spectrum International Inc.)

FINANCIAL STATEMENTS

MARCH 31, 2004 and 2003

(Expressed in US Dollars)

Page 1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
========================================================

To the Directors of Natco International Inc.
(formerly Spectrum International Inc.):

We have audited the balance sheets of Natco International Inc. (formerly Spectrum International Inc.) as at March 31, 2004 and 2003 and the statements of operations, stockholders? deficiency and cash flows for the years then ended. These financial statements are the responsibility of the company?s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at March 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company has experienced significant losses over the past several years, has negative operating cash flows, and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management?s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


STALEY, OKADA & PARTNERS
CHARTERED ACCOUNTANTS
Vancouver, B.C.
April 21, 2004 (except for Note 1 which is as of June 3, 2004)

                                                         Statement 1


Natco International Inc
(formerly Spectrum International Inc.)
Balance Sheets
As at March 31
Expressed in U.S. Dollars

                                                    March 31        March 31
 Assets                                                 2004            2003
----------------------------------------------------------------------------

Current
   Accounts Receivables                            13,211             10,251
   Inventory (Note 3)                              24,953             24,298
   Prepaid expenses                                 3,163              2,837
                                            --------------------------------
                                                   41,327             37,386
Property, Plant and Equipment (Note 4)             14,325             18,608
Product rights (Note 5)                                 1                  1
                                            --------------------------------
                                            $      55,653      $      55,995
============================================================================

Liabilities
----------------------------------------------------------------------------
Current
    Bank indebtedness (Note 6)              $      54,182      $       9,689
    Accounts Payables                              91,545             89,641
    Accrued liabilities                            22,878             10,209
                                            --------------------------------
                                                  168,605            109,539
    Bank indebtedness (Note 6)                     16,880             71,062
    Due to Related Party (Note 7)                 619,633            398,730
                                            --------------------------------
                                                  805,118            579,331
                                            --------------------------------
Continued Operations (Note 1)
Commitments (Note 10)
Contingent Liability (Note 12)

Stockholders' Deficiency
----------------------------------------------------------------------------
Share Capital
  Authorized:
   50,000,000 common shares, with a par
   value of $0.01
   5,000,000 preferred shares, with a
   par value of $0.01
  Issued:
   9,377,364 common shares-Statement 3
   (Note 8)                                         9,377              9,377
Additional paid-in capital ? Statement-3          469,172            469,172
Share subscriptions (Note 8c)                      20,000             20,000
Other comprehensive income ? Statement-3          (86,383)          (13,336)
Deficit                                        (1,161,631)       (1,008,547)
                                            --------------------------------
                                                 (749,465)         (523,336)
                                            --------------------------------
                                            $      55,653      $      55,995
============================================================================

Continuance of operations (Note 1)
Commitments (Note 14)

           See accompanying notes

                                                     Statement 2
Natco International Inc
(formerly Spectrum International Inc.)
Statements of Operations
For the Years Ended March 31
Expressed in U.S. Dollars

                                                March 31            March 31
                                                    2004                2003
----------------------------------------------------------------------------
Sales                                     $       41,040      $       43,490

Cost of sales                                     25,676              24,656
                                          --------------      --------------
Gross profit                                      15,364              18,834
                                          --------------      --------------

Expenses
   Advertising and promotion                       3,912               8,851
   Automotive                                      2,367               5,599
   Bank charges                                    1,721               1,232
   Commissions                                        97                 -
   Consulting fees                                 1,130                 -
   Depreciation                                    4,283               5,654
   Insurance                                       2,131               3,918
   Legal and accounting                           16,126              53,064
   Office and other                                4,748               1,633
   Rent                                           25,492              22,920
   Research and development                       20,773              20,393
   Salaries and benefits                          57,899              55,703
   Telephone and utilities                         5,851               4,303
   Travel and trade shows                            -                   712
                                          ----------------------------------

                                                 146,530             183,982
                                          ----------------------------------

Loss Before Other Items                        (131,166)           (165,148)
                                          ----------------------------------
Other Items
   Other income                                    6,891               2,801
   Interest expense                              (28,809)           (23,900)
                                          ----------------------------------

                                                 (21,918)           (21,099)
                                          ----------------------------------

Net loss for the Year                      $   (153,084)     $     (186,247)
============================================================================

Weighted average number
  of shares outstanding                        9,377,364           8,668,751
                                          ==============      ==============

Basic and diluted loss
  per share                                $         0.02      $         0.02
                                           ==============      ==============
=============================================================================





                       See accompanying notes

                                                          Statement 3
Natco International Inc
(formerly Spectrum International Inc.)
Statements of Stockholders? Deficiency
For the Years Ended March 31
Expressed in U.S. Dollars


                             Common      Common      Additional                Other
                             Shares      Shares      Paid-in      Shares       Comprehensive
                             (Number)    (Amount)    Capital      Subscribed   Income (Loss)    Deficit       Total
----------------------------------------------------------------------------------------------------------------------------
Balance (deficiency)
 - March 31, 2002            8,393,928   $8,394      $417,516     $33,549      $19,886          $(822,300)     (342,955)

Issuance of shares
at CDN$0.07/share(Note 8b)     430,714      431        18,207      (18,638)         -                 -            -

Issuance of shares
at CDN$0.15/share(Note 8b)     160,000      160        14,751      (14,911)         -                 -            -

Issuance of shares
at CDN$0.07/share(Note 8b)      85,714       85         3,732                                                      3,817

Issuance of shares
at CDN$0.08/share
Plus warrant(Note 8b)          307,008      307        14,966                                                     15,273

Share Subscription(Note 8c)                                        20,000                                         20,000

Change in foreign
Currency Translation
Adjustment                                                                      (33,224)                        (33,224)

Net Loss                                                                                         (186,247)     (186,247)
                             -------------------------------------------------------------------------------------------
Balance (deficiency)
 - March 31, 2003            9,377,364    9,377       469,172      20,000       (13,338)         (1,008,547)   (523,336)

Change in foreign
Currency Translation
Adjustment                                                                      (73,045)                        (73,045)

Net Loss                                                                                         (153,084)     (153,084)
                             -------------------------------------------------------------------------------------------

Balance (deficiency)
 - March 31, 2004            9,377,364    9,377       469,172      20,000       (86,383)         (1,161,631)   (749,465)
========================================================================================================================





                                         See accompanying notes.

                                                                Statement 4
Natco International Inc.
(formerly Spectrum International Inc.)
Statements of Cash Flows
For the Years Ended March 31
Expressed in U.S. Dollars


Cash flows provided by (Used In)                                       2004                  2003
---------------------------------------------------------------------------------------------------------

Operating activities
  Net loss                                                             $  (153,084)          $  (186,247)
  Adjustments to determine
    cash flows: Depreciation                                                  4,283                5,654
  Change in non-cash working capital:
    Accounts receivable                                                      (2,960)              (4,142)
    Inventory                                                                  (655)               2,320
    Prepaid Expenses                                                           (326)                (389)
    Accounts Payable                                                          1,904                7,102
    Accrued Liabilities                                                      12,669               10,209
                                                                       -----------------------------------
                                                                          (138,169)             (165,493)
                                                                       -----------------------------------
 Financing activities
  Bank indebtedness                                                          (9,689)              15,519
  Due to related parties                                                    220,903              144,108
  Issuance of capital stock
   for cash                                                                    -                  19,090
  Share Subscriptions                                                          -                  20,000
                                                                       -----------------------------------
                                                                            211,214              198,717
                                                                       -----------------------------------
  Foreign exchange                                                          (73,045)             (33,224)
  Cash position - Beginning of Year                                           -                    -
                                                                       -----------------------------------
Cash position, End of Year                                             $      -                $   -
==========================================================================================================





Supplementary Schedule of Non-Cash Financing
  Transactions not Included in Cash Flows:
  Shares issued for subscription received in the previous year         $      -                 $  33,549
==========================================================================================================



Supplementary cash flows
 information:
  Interest paid                                                        $     12,235             $  12,898
==========================================================================================================

                                       See accompanying notes

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

1.	Nature of Operations and Going Concern

The company was incorporated as Spectrum Trading Inc. under the laws of the Province of British Columbia, Canada, on November 21, 1990. On May 14, 1999, the company was discontinued in British Columbia and was reincorporated as Spectrum International Inc. in the State of Delaware, U.S.A. Effective June 3, 2004, the company changed its name from Spectrum International Inc. to Natco International Inc. For clarity of presentation purposes the new name is being used throughout these financial statements.

The company has two products, a jewellery cleaner and a tire sealant, which it is currently selling.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. The company has incurred significant operating losses over the past three years and has a substantial stockholders? deficiency and a working capital deficiency. The company's continued existence is dependent upon its ability to raise additional capital and to achieve profitable operations. It is management's intention to pursue market acceptance for its products and identify equity funding sources until such time as there is sufficient operating cash flow to fund operating requirements.

If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses and the balance sheet classifications used.
=============================================================================

2.	Summary of Significant Accounting Policies

	a)  Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, term deposits and short term highly liquid investments with a term to maturity of less than one year from inception which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of changes in value.

b)	Use of Estimates

In conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the year. Actual results could differ from those reported.

c)	Foreign Currency Transactions

The company?s functional currency is the Canadian dollar and the reporting currency is the U.S. dollar. Monetary assets and liabilities are translated from the functional to the reporting currency at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity ? other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================


2.	Summary of Significant Accounting Policies - Continued

d)	Inventory

Inventory is stated at the lower of cost and net realizable value. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventory to its present location and conditions, and is calculated using the first-in first-out method. Net realizable value is determined by reference to sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management estimates based on prevailing market conditions.

e)	Property, Plant and Equipment

Property, plant and equipment is recorded at cost. Depreciation is provided annually on the diminishing balance method to write-off the assets over their estimated useful lives as follows:

*	Computer and office equipment - 30%
*	Manufacturing equipment - 20%

f)	Income Taxes

Income taxes are accounted for using the asset and liability method.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

g)	Financial Instruments

The company's financial instruments consist of accounts receivable, bank indebtedness, accounts payable and amounts due to related parties. The fair values of these financial instruments approximate their carrying values.

h)	Stock-Based Compensation

In October 1995, the FASB issued Statement of Financial Accounting
Standards No. 123, Accounting for Stock-Based Compensation
("SFAS No. 123"), which requires entities to calculate the fair value of stock awards granted to employees. This statement provides entities with the option of electing to expense the fair value of employee stock-based compensation or to continue to recognize compensation expense under previously existing accounting pronouncements and provide pro forma disclosures of net earnings (loss) and, if presented, earnings (loss) per share, as if the above-referenced fair value method of accounting was used in determining compensation expense. The company accounts for stock-based employee or director compensation arrangements in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Stock options issued to non-employees are recorded at the fair value of the services received or the fair value of the options issued, whichever is more reliably measurable. Compensation is charged to expense over the shorter of the service or vesting period. Unearned amounts are shown as deferred compensation in shareholders' equity.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

2.	Summary of Significant Accounting Policies - Continued

i)	Revenue Recognition

The company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured.

j)	Advertising Policy

The company expenses all advertising costs as incurred.

k)	Research and Development

Research and development is expensed as incurred.

l)	Shipping and Handling

The company includes the cost of shipping and handling as a component of cost of sales in accordance with Emerging Issues Task Force (?EITF?) Issue No. 00-10, ?Accounting for Shipping and Handling Fees and Costs.?

m)	Long-Lived Assets

The company monitors the recoverability of long-lived assets, including property, plant and equipment and product rights, based on estimates using factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets. The company policy is to record any impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable equal to the excess of the asset's carrying value over its fair value.

n)	Loss Per Share

The company computes net loss per common share using SFAS No. 128
"Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at March 31, 2004 and 2003. Because the company has incurred net losses and has no potentially dilutive common shares, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

o)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. Payments under operating leases are expensed as incurred.

p)	Segmented Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The company?s sales are generated in one geographical area, Canada. The company currently operates in two product segments: jewellery cleaners and accessories, and tire sealants.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

2.	Summary of Significant Accounting Policies - Continued

q)	Recent Accounting Pronouncements

i)	SFAS No. 145

In April 2002, the Financial Accounting Standards Board
(?FASB?) issued Statement of Financial Accounting
Standard (?SFAS?) No. 145, ?Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections?. This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other non-substantive corrections to authoritative accounting literature. The rescission of SFAS 4 is effective in fiscal years beginning after May 15, 2002. The amendment and technical corrections to SFAS 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS are effective for financial statements issued on or after May 15, 2002. The company adopted provisions of SFAS No. 145 with no material impact on its financial statements.

ii)	SFAS No. 146

In June 2002, the FASB issued SFAS No. 146, ?Account for Costing Associated with Exit or Disposal Activities?, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the iability is incurred. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value.

Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.
The company adopted the provisions of SFAS No. 146 with no material impact on its financial statements.

iii)	FASB No. 45

In November 2002, the FASB issued FASB interpretation No. (?FIN?) 45, ?Guarantor?s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others?. FIN 45 requires that a liability be recorded in the guarantor?s balance sheet upon issuance of certain guarantees. FIN 45 also requires disclosure about certain guarantees that an entity has issued. The disclosure requirements of FIN 45 were effective for fiscal years ending after December 15, 2002. The Company adopted the provisions of FIN 45 with no material impact on its financial statements.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

2.	Summary of Significant Accounting Policies - Continued

q)	Recent Accounting Pronouncements - Continued


iv)	EITF No. 00-21

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 did not have a material impact on operating results or the financial condition of the Company.

v)	SFAS No. 148

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure". SFAS 148 amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company adopted SFAS No. 148 with no material impact on its financial statements.

vi)	FIN No. 46

In January 2003, the FASB issued FIN 46, ?Consolidation of Variable Interest
Entities, an Interpretation of ARB No. 51.?   FIN 46 requires certain variable
interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. However, in December 2003, the FASB published a revision to FIN 46 to clarify some of the provisions of FIN 46, and to exempt certain entities from its requirements. Under the new guidance, there are new effective dates for companies that have interests in structures that are commonly referred to as special-purpose entities. The rules are effective in financial statements for periods ending after March 15, 2004. The adoption did not have any impact on the Company?s financial statements.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

2.	Summary of Significant Accounting Policies - Continued

q)	Recent Accounting Pronouncements - Continued

vii)	SFAS No. 149

On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group ("DIG") process that effectively required amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative and characteristics of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company adopted SFAS 149 with no material impact on its financial statements.

          viii)	SFAS No. 150

In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS 150 with no material impact on its financial statements.

ix)	SAB No. 104

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on the Company?s financial statements.

r)	Derivative Financial Instruments

The company was not a party to any derivative financial instruments during any of the reported fiscal periods.

s)	Product Warranty

The company?s policy is to replace tire sealant and jewellery cleaner products if faulty. Products will be replaced within a reasonable time from the date of sale.

===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================
3.	Inventory

Details are as follows:
                                               2004              2003
                                       --------------------------------
Raw materials                          $     20,607       $    19,800
Finished Goods                                4,346             4,498
                                       --------------------------------
                                       $     24,953       $    24,298
-----------------------------------------------------------------------

4.	Property, Plant and Equipment

	Details are as follows:
                                                      2004         2003
                                   Accumulated    Net Book     Net Book
                           Cost    Depreciation      Value        Value
-----------------------------------------------------------------------
Computer & Office
  Equipment             $ 12,534    $  10,584     $  1,950     $  2,785
Manufacturing
  Equipment               50,108       37,733       12,375       15,823
-----------------------------------------------------------------------
                        $ 62,642    $  48,317     $ 14,325     $ 18,608
-----------------------------------------------------------------------

=======================================================================

5.	Product Rights

The company has the exclusive and continuing rights to the product formulations and distribution of a tire sealant product. These rights were acquired from a related party and have been recorded at $1, representing the carrying value to the related party.
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

6.	Bank Indebtedness

	Details are as follows:
                                                      2004             2003
                                                 --------------------------
Checks written in excess of funds on deposit     $     656       $      507

TD Canada Trust, loan secured by a General
Security Agreement on all assets of
the company and by personal guarantees
made by two shareholders including a
director and officer of the company,
interest at bank prime plus 2% (2003
- 2%).  The loan is due on demand;
however, the bank allowed the company to
repay the loan by making fixed monthly
payment of CDN$416, therefore a portion
of this loan was classified as long-term
liability.                                              9,049         12,725

Royal Bank, loan secured by a General
Security Agreement on all assets of the
company and by a personal guarantee of a
director and officer, interest at bank
prime plus 2% (2003 - 2%). The loan is due
on demand; however, the bank allowed the
company to repay the loan by making fixed
monthly payment of CDN$673, therefore a
portion of this loan was classified as long-
term liability.                                         16,954          19,400

Wells Fargo Bank, loan unsecured with
interest at 11.5%.  The bank allows the
company make monthly interest payments only;
however the loan is due on demand, therefore
the entire loan is classified as current
liability.                                        30,214         27,530

HSBC, demand non-revolving loan, secured by
a General Security Agreement on all assets
of the company (first charge) and by personal
guarantees made by a director and a director
and officer of the company, interest at bank
prime plus 2% (2003 ? 2%).  The company is
allowed to make blended principal and interest
payments of CDN$1,110 per month; however, the
remaining loan balance is due on December 31,
2004, therefore the loan is classified as
current liability.                                14,189         20,589
                                                -----------------------
                                                  71,062         80,751
Less: Current Portion                            (54,182)       (9,689)
                                                -----------------------
Long-term portion                                 16,880         71,062
                                                -----------------------


Minimum principal loan repayments for the next five years are as follows:

2005                                                $            54,182
2006                                                              9,435
2007                                                              7,445
                                                    -------------------
                                                    $            71,062
                                                    -------------------
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

7.	Related Party Transactions

Other than as disclosed elsewhere in these financial statements, the following amounts have been recorded as transactions with related parties:

a)	Amounts due to related parties are as follows:
                                                     2004          2003
                                              -------------------------
Loans payable to relatives of a director
and officer of the company.  The loans
are unsecured, are due on demand, and
bear interest at bank prime plus 0.5%
(March 31, 2004: 4.5%).  The creditors
have agreed not to demand payment in
advance of April 1, 2005.  Therefore,
these loans have been classified as non-
current liabilities.                           $  197,898    $  142,873

Loans payable to a director and officer
of the company.  The loans are unsecured,
do not have fixed terms of repayment, and
bear interest at 8.33% to 11%.  The
creditors have agreed not to demand payment
in advance of October 1, 2005.  Therefore,
these loans have been classified as
non-current liabilities.                          217,785       124,800

Wages and bonus payable to a director and
officer of the company.  This liability
is unsecured, due on demand and non-interest
bearing.  The creditor has agreed not to
demand payment in advance of April 1, 2005.
Therefore, these loans have been classified
as non-current liabilities.                       203,905       131,057
                                              -------------------------
                                               $  619,633    $  398,730
                                              -------------------------

b)	Interest expense on amounts due to directors and an officer was $16,574
      (2003 - $11,002).

c)	Salaries and benefits include $55,344 (2003 - $48,335) paid to a director and officer of the company.

d)	As at March 31, 2004, a director and officer of the company held approximately 59% of the issued and outstanding shares of the company.
===============================================================================
8.	Capital Stock

a)	Authorized Stock

The company has authorized 50,000,000 common shares with a par value of $0.001 per share. Each common share shall entitle the holder to one vote, in person or proxy on any matter on which action of the stockholder of the corporation is sought. The company has authorized 5,000,000 shares of preferred stock with a par value of $0.001 per share. The holders of preferred stock have no rights except as determined by the Board of Directors of the company and/or provided by Delaware General Corporate Law.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

8.	Capital Stock - Continued

b)	Share Issuances

i)	During fiscal 2002, the company agreed to issue 430,714 common shares to settle debt in amount of $18,638 to a director and officer of company and two directors. These shares were issued in fiscal 2003.

ii)	During fiscal 2002, the company agreed to issue 160,000 common shares to settle debt in amount of $14,911 to non-related parties. These shares were issued in fiscal 2003.

iii)	During fiscal 2003, the company issued 85,714 common shares for proceeds of $3,817 to a company owned by a director of the company.

iv)	During fiscal 2003, the company issued 307,008 common shares for proceeds of $15,273. Of these shares, 281,424 were issued to company owned by a director of the company.

c)	Share Subscriptions

	During fiscal 2003, the company received $20,000 as subscriptions for 200,000
	shares at $0.10 per share.  Management is planning to issue these shares
	subsequent to year-end.

d)	Warrants

	During fiscal 2003, the company issued 307,008 units, consisting of 307,008
	shares and 307,008 share purchase warrants.  These warrants can be converted to
	shares of the company at $0.25 per share on or before September 6, 2004.

e)	Stock Options

	Stock option activity pursuant to the employees stock option plan, is summarized as follows:

                                Number of     Exercise    Average
                                  Options        Price   Exercise      Expiry
                                                            Price        Date
                              -------------------------------------------------
                                                                     April 2002
Outstanding at March 31, 2002     134,000   CDN $0.15    CDN $0.15  -April 2003

Expired                           (67,000)  CDN $0.15    CDN $0.15   April 2002

Cancelled to be re-priced         (67,000)  CDN $0.15    CDN $0.15   April 2003

Granted (re-Priced)                67,000       $0.10        $0.10  May 8, 2007

Granted                           517,000       $0.10        $0.10  May 8, 2007
                              -------------------------------------------------
Outstanding at March 31, 2003     584,000       $0.10        $0.10  May 8, 2007

Granted                            67,000       $0.10        $0.10   April 2008
                              -------------------------------------------------
                                                                    May 8, 2007
Outstanding at March 31, 2003     651,000       $0.10        $0.10  -April 2008
                              -------------------------------------------------

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

8.	Capital Stock - Continued

e)	Stock Options - Continued

The company has also committed to issue to the Chief Executive Officer 67,000 share purchase options every year in April. These options will be exercisable at $0.10 per share and will expire five years after the date of grant. Further bonus options are available to the Chief Executive Officer. These bonus options entitle the Chief Executive Officer to purchase shares at 20% below the market up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000. To date, sales have not exceeded $2,500,000 and thus no bonus options have been issued.
The company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the total pro forma value of stock options expense granted to directors and officers for the year ended March 31, 2004 would be $4,158 (2003 - $39,701). This value is estimated at the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:
                                        2004             2003
                                   -----------------------------
Risk-free interest rate                 3.4%             4.4%
Expected dividend yield                  -                -
Expected stock price volatility          73%              82%
Expected option life in years              5                5

The resulting pro forma loss per share for the year is as follows:

                                        2004               2003
                                   -----------------------------
Loss as reported                   $   (153,084)  $    (186,247)
Stock compensation expense         $     (4,158)  $     (39,701)
                                   -----------------------------
Pro forma loss                     $   (157,242)  $    (225,948)
                                   -----------------------------
Loss per common share              $      (0.02)  $       (0.02)
Pro forma loss per common share    $      (0.02)  $       (0.03)

Option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable single measure of the fair value of the company?s stock options.
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

9.	Income Taxes

At March 31, 2004, the company has net operating losses carried forward of approximately $931,000 that may be offset against taxable income from 2020 to 2024. No future tax benefit has been recorded in the financial statements, as the company believes that it is more likely than not that carry-forwards will expire unused. Accordingly, the potential tax benefit of the loss carry-forwards are offset by a valuation allowance of the same amount.
===============================================================================

10.	Commitments

	The company is committed to lease office and warehouse space at $2,345 per month until September 2004.
===============================================================================

11.	Segmented Information

The company has two product lines which are jewellery cleaners and accessories, and tire sealant. The sales and cost of sales allocated to each product line are disclosed below:
                                       2004             2003
                                   -----------------------------
Jewellery cleaner and accessories
  Sales                                  $    35,200      $    37,324
  Cost of sales                               21,687           17,929
                                         -----------------------------
  Gross Profit                                13,513           19,395
                                         -----------------------------
Tire Sealant
  Sales                                        5,840            6,166
  Cost of sales                                3,989            6,727
                                         -----------------------------
Gross profit(loss)                             1,851             (561)
                                         -----------------------------
Total gross profit                            15,364           18,834
Expense, net of other income                 168,448          205,081
                                         -----------------------------
Net loss and comprehensive loss          $  (153,084)     $  (186,247)
                                         -----------------------------

Accounts receivable and inventory are allocated to the product lines as illustrated in the following schedule. All other assets are common to both product lines:

                                               2004               2003
                                         ------------------------------
Accounts Receivable
  Jewellery cleaner and accessories      $   12,995        $    10,251
  Tire Sealant                                  261                  -
                                         ------------------------------
                                         $   13,211        $    10,251
                                         ------------------------------
Inventory
  Jewellery cleaner and accessories      $   14,930        $    12,503
  Tire Sealant                               10,023             11,795
                                         ------------------------------
                                         $   24,953        $    24,298
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Financial Statements
March 31, 2004 and 2003
Expressed in US Dollars
===============================================================================

12.	Contingent Liability

The company is a defendant in a legal action for payment of services. The plaintiff claims that the amount owing is approximately CDN$52,000. Management believes that the company?s liability is approximately CDN$28,000 which has been recorded as a liability in these financial statements. If the company?s defence is unsuccessful, its maximum liability including legal costs, is estimated at CDN$90,000. At this stage it is not possible to determine the outcome of the action. Any gain or loss on settlement of the dispute will be recorded in the period when the outcome can be reasonably determined.
===============================================================================

NATCO INTERNATIONAL INC.

(formerly Spectrum International Inc.)

INTERIM FINANCIAL STATEMENTS

Six Month Period Ended September 30, 2004 and 2003

(Expressed in US Dollars)

Unaudited ? Prepared by Management

                                                       Statement 1


Natco International Inc
(formerly Spectrum International Inc.)
Interim Balance Sheets
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in U.S. Dollars

                                                September 30    September 30
 Assets                                                 2004            2003
----------------------------------------------------------------------------

Current
   Accounts Receivables                             6,233              6,304
   Inventory (Note 3)                              26,209             28,638
   Prepaid expenses                                 3,410              2,970
                                            --------------------------------
                                                   35,852             37,912
Property, Plant and Equipment (Note 4)             12,795             15,318
Product rights (Note 5)                                 1                  1
                                            --------------------------------
                                            $      48,648      $      53,231
============================================================================

Liabilities
----------------------------------------------------------------------------
Current
    Bank indebtedness (Note 6)              $      53,237      $      62,041
    Accounts Payables                              66,134            103,374
    Accrued liabilities                             3,171              4,859
                                            --------------------------------
                                                  122,542            170,274
    Bank indebtedness (Note 6)                     14,628             22,660
    Due to Related Party (Note 7)                 768,706            502,615
                                            --------------------------------
                                                  905,876            695,549
                                            --------------------------------
Continued Operations (Note 1)
Commitments (Note 10)
Contingent Liability (Note 12)

Stockholders' Deficiency
----------------------------------------------------------------------------
Share Capital
  Authorized:
   50,000,000 common shares, with a par
   value of $0.01
   5,000,000 preferred shares, with a
   par value of $0.01
  Issued:
   9,377,364 common shares-Statement 3
   (Note 8)                                         9,377              9,377
Additional paid-in capital ? Statement-3          469,172            469,172
Share subscriptions (Note 8b)                      20,000             20,000
Other comprehensive income ? Statement-3        (120,355)           (63,283)
Deficit                                       (1,235,422)        (1,077,584)
                                            --------------------------------
                                                (857,228)          (642,318)
                                            --------------------------------
                                            $      48,648      $      53,231
============================================================================

Continuance of operations (Note 1)
Commitments (Note 10)

           See accompanying notes

                                                       Statement 2
Natco International Inc
(formerly Spectrum International Inc.)
Interim Statements of Operations
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in U.S. Dollars

                                            September 30        September 30
                                                    2004                2003
----------------------------------------------------------------------------
Sales                                     $       16,597      $       13,719

Cost of sales                                     12,001              10,274
                                          --------------      --------------
Gross profit                                       4,596               3,445
                                          --------------      --------------

Expenses
   Advertising and promotion                         431               3,790
   Automotive                                        -                 2,305
   Bank charges                                    1,085                 812
   Commissions                                       -                   -
   Consulting fees                                 2,250               1,101
   Depreciation                                    1,530               3,290
   Insurance                                          17               2,060
   Legal and accounting                           10,703                 751
   Office and other                                1,667               3,819
   Rent                                           11,000              10,575
   Research and development                       12,870               6,738
   Salaries and benefits                          29,738              27,965
   Telephone and utilities                         1,812               3,145
   Travel and trade shows                            -                   -
                                          ----------------------------------

                                                  73,103              66,351
                                          ----------------------------------

Loss Before Other Items                         (68,507)            (62,906)
                                          ----------------------------------
Other Items
   Other income                                    5,642               1,858
   Interest expense                             (10,926)             (7,989)
                                          ----------------------------------

                                                 (5,284)             (6,131)
                                          ----------------------------------

Net loss for the period                    $    (73,791)     $      (69,037)
============================================================================

Weighted average number
  of shares outstanding                        9,377,364           9,377,364
                                          ==============      ==============

Basic and diluted loss
  per share                                $       (0.01)      $       (0.01)
                                           ==============      ==============
=============================================================================





                       See accompanying notes

                                                            Statement 3
Natco International Inc
(formerly Spectrum International Inc.)
Interim Statements of Stockholders? Deficiency
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in U.S. Dollars


                             Common      Common      Additional                Other
                             Shares      Shares      Paid-in      Shares       Comprehensive
                             (Number)    (Amount)    Capital      Subscribed   Income (Loss)    Deficit       Total
----------------------------------------------------------------------------------------------------------------------------
Balance (deficiency)
 - March 31, 2003            9,377,364    9,377       469,172      20,000       (13,338)         (1,008,547)   (523,336)

Change in foreign
Currency Translation
Adjustment                                                                      (49,945)                        (49,945)

Net Loss                                                                                          (69,037)      (69,037)
                             -------------------------------------------------------------------------------------------

Balance (deficiency)
 -  September 30, 2003        9,377,364    9,377       469,172      20,000       (63,283)         (1,077,584)   (642,318)

Change in foreign
Currency Translation
Adjustment                                                                       (23,100)                       (23,100)

Net Loss                                                                                            (84,047)    (84,047)
                             -------------------------------------------------------------------------------------------

Balance (deficiency)
 - March 31, 2004            9,377,364    9,377       469,172      20,000       (86,383)         (1,161,631)   (749,465)

Change in foreign
Currency Translation
Adjustment                                                                      (33,972)                        (33,972)

Net Loss                                                                                            (73,791)    (73,791)
                             -------------------------------------------------------------------------------------------

Balance (deficiency)
 - September 30, 2004        9,377,364    9,377       469,172      20,000       (120,355)        (1,235,422)   (857,228)

========================================================================================================================





                                         See accompanying notes.

                                                              Statement 4
Natco International Inc.
(formerly Spectrum International Inc.)
Interim Statements of Cash Flows
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in U.S. Dollars

Cash flows provided by (Used In)                                       2004                  2003
---------------------------------------------------------------------------------------------------------

Operating activities
  Net loss                                                             $   (73,791)          $   (69,037)
  Adjustments to determine
    cash flows: Depreciation                                                  1,530                3,290
  Change in non-cash working capital:
    Accounts receivable                                                       6,978                3,947
    Inventory                                                               (1,256)              (4,340)
    Prepaid Expenses                                                          (247)                (133)
    Accounts Payable                                                       (25,411)               13,733
    Accrued Liabilities                                                    (19,707)              (5,350)
                                                                       -----------------------------------
                                                                          (111,904)             (57,890)
                                                                       -----------------------------------
 Financing activities
  Bank indebtedness                                                         (3,197)                3,950
  Due to related parties                                                     149,073              103,885

                                                                       -----------------------------------
                                                                            145,876              107,835
                                                                       -----------------------------------
  Foreign exchange                                                         (33,972)             (49,945)
  Cash position - Beginning of Year                                           -                    -
                                                                       -----------------------------------
Cash position, End of Year                                             $      -                $   -
==========================================================================================================


Supplementary cash flows
 information:
  Interest paid                                                        $     10,926             $  7,989
  Income taxes paid                                                            -                     -
==========================================================================================================

                                       See accompanying notes

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

1.	Nature of Operations and Going Concern

The company was incorporated as Spectrum Trading Inc. under the laws of the Province of British Columbia, Canada, on November 21, 1990. On May 14, 1999, the company was discontinued in British Columbia and was reincorporated as Spectrum International Inc. in the State of Delaware, U.S.A. Effective September 3, 2004, the company changed its name from Spectrum International Inc. to Natco International Inc. For clarity of presentation purposes the new name is being used throughout these financial statements.

The company has two products, a jewellery cleaner and a tire sealant, which it is currently selling.

These interim financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. The company has incurred significant operating losses over the past three years and has a substantial stockholders? deficiency and a working capital deficiency. The company's continued existence is dependent upon its ability to raise additional capital and to achieve profitable operations. It is management's intention to pursue market acceptance for its products and identify equity funding sources until such time as there is sufficient operating cash flow to fund operating requirements.

If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses and the balance sheet classifications used.
=============================================================================

2.	Summary of Significant Accounting Policies

a)	Accounting Policies

These interim financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements. These financial statements should be read in conjunction with the audited financial statements as at March 31, 2004.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes Interim to Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared By Management
Expressed in US Dollars
===============================================================================


2.	Summary of Significant Accounting Policies - Continued

b)	Recent Accounting Pronouncements

i)	SFAS No. 145

In April 2002, the Financial Accounting Standards Board(?FASB?) issued Statement of Financial Accounting Standard (?SFAS?) No. 145, ?Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections?. This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other non-substantive corrections to authoritative accounting literature. The rescission of SFAS 4 is effective in fiscal years beginning after May 15, 2002. The amendment and technical corrections to SFAS 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS are effective for financial statements issued on or after May 15, 2002. The company adopted provisions of SFAS No. 145 with no material impact on its financial statements.

ii)	SFAS No. 146

In June 2002, the FASB issued SFAS No. 146, ?Account for Costing Associated with Exit or Disposal Activities?, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value.

Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.
The company adopted the provisions of SFAS No. 146 with no material impact on its financial statements.

iii)	FASB No. 45

In November 2002, the FASB issued FASB interpretation No. (?FIN?) 45, ?Guarantor?s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others?. FIN 45 requires that a liability be recorded in the guarantor?s balance sheet upon issuance of certain guarantees. FIN 45 also requires disclosure about certain guarantees that an entity has issued. The disclosure requirements of FIN 45 were effective for fiscal years ending after December 15, 2002. The Company adopted the provisions of FIN 45 with no material impact on its financial statements.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

2.	Summary of Significant Accounting Policies - Continued

b)	Recent Accounting Pronouncements - Continued


iv)	EITF No. 00-21

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after September 15, 2003. The adoption of EITF Issue No. 00-21 did not have a material impact on operating results or the financial condition of the Company.

v)	SFAS No. 148

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure". SFAS 148 amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company adopted SFAS No. 148 with no material impact on its financial statements.

vi)	FIN No. 46

In January 2003, the FASB issued FIN 46, ?Consolidation of Variable Interest
Entities, an Interpretation of ARB No. 51.?   FIN 46 requires certain variable
interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after September 15, 2003. However, in December 2003, the FASB published a revision to FIN 46 to clarify some of the provisions of FIN 46, and to exempt certain entities from its requirements. Under the new guidance, there are new effective dates for companies that have interests in structures that are commonly referred to as special-purpose entities. The rules are effective in financial statements for periods ending after March 15, 2004. The adoption did not have any impact on the Company?s financial statements.

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

2.	Summary of Significant Accounting Policies - Continued

b)	Recent Accounting Pronouncements - Continued

vii)	SFAS No. 149

On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group ("DIG") process that effectively required amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative and characteristics of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after September 30, 2003 and for hedging relationships designated after September 30, 2003. The Company adopted SFAS 149 with no material impact on its financial statements.

          viii)	SFAS No. 150

In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The Company adopted SFAS 150 with no material impact on its financial statements.

ix)	SAB No. 104

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on the Company?s financial statements.


===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================
3.	Inventory

Details are as follows:
                                               2004              2003
                                       --------------------------------
Raw materials                          $     22,393       $    25,286
Finished Goods                                3,816             3,352
                                       --------------------------------
                                       $     26,209       $    28,638
-----------------------------------------------------------------------

4.	Property, Plant and Equipment

	Details are as follows:
                                                      2004         2003
                                   Accumulated    Net Book     Net Book
                           Cost    Depreciation      Value        Value
-----------------------------------------------------------------------
Computer & Office
  Equipment             $ 12,534    $  10,876     $  1,658     $  1,994
Manufacturing
  Equipment               50,108       38,971       11,137       13,324
-----------------------------------------------------------------------
                        $ 62,642    $  49,847     $ 12,795     $ 15,318
-----------------------------------------------------------------------

===============================================================================

5.	Product Rights

The company has the exclusive and continuing rights to the product formulations and distribution of a tire sealant product. These rights were acquired from a related party and have been recorded at $1, representing the carrying value to the related party.
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

6.	Bank Indebtedness

	Details are as follows:
                                                      2004             2003
                                                 --------------------------
Checks written in excess of funds on deposit     $      5,553     $   6,294

TD Canada Trust, loan secured by a General
Security Agreement on all assets of
the company and by personal guarantees
made by two shareholders including a
director and officer of the company,
interest at bank prime plus 2% (2003
- 2%).  The loan is due on demand;
however, the bank allowed the company to
repay the loan by making fixed monthly
payment of CDN$416, therefore a portion
of this loan was classified as long-term
liability.                                              7,759         12,312

Royal Bank, loan secured by a General
Security Agreement on all assets of the
company and by a personal guarantee of a
director and officer, interest at bank
prime plus 2% (2003 - 2%). The loan is due
on demand; however, the bank allowed the
company to repay the loan by making fixed
monthly payment of CDN$673, therefore a
portion of this loan was classified as long-
term liability.                                         14,956          18,126

Wells Fargo Bank, loan unsecured with
interest at 11.5%.  The bank allows the
company make monthly interest payments only;
however the loan is due on demand, therefore
the entire loan is classified as current
liability.                                        29,224         29,646

HSBC, demand non-revolving loan, secured by
a General Security Agreement on all assets
of the company (first charge) and by personal
guarantees made by a director and a director
and officer of the company, interest at bank
prime plus 2% (2003 ? 2%).  The company is
allowed to make blended principal and interest
payments of CDN$1,110 per month; however, the
remaining loan balance is due on December 31,
2004, therefore the loan is classified as
current liability.                                10,373         18,323
                                                -----------------------
                                                  67,865         84,701
Less: Current Portion                            (53,237)      (62,041)
                                                -----------------------
Long-term portion                                 14,628         22,660
                                                -----------------------


Minimum principal loan repayments for the next five years are as follows:

2005                                                $            53,237
2006                                                              7,979
2007                                                              6,649
                                                    -------------------
                                                    $            67,865
                                                    -------------------
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

7.	Related Party Transactions

Other than as disclosed elsewhere in these financial statements, the following amounts have been recorded as transactions with related parties:

a)	Amounts due to related parties are as follows:
                                                     2004          2003
                                              -------------------------
Loans payable to relatives of a director
and officer of the company.  The loans
are unsecured, are due on demand, and
bear interest at bank prime plus 0.5%
(March 31, 2004: 4.5%).  The creditors
have agreed not to demand payment until
January, 1, 2006.  Therefore, these
loans have been classified as non-
current liabilities.                           $  221,189    $  135,196

Loans payable to a director and officer
of the company.  The loans are unsecured,
do not have fixed terms of repayment, and
bear interest at 8.33% to 11%.  The
creditors have agreed not to demand payment
in advance of January 1, 2006.  Therefore,
these loans have been classified as
non-current liabilities.                          274,931       197,036

Wages and bonus payable to a director and
officer of the company.  This liability
is unsecured, due on demand and non-interest
bearing.  The creditor has agreed not to
demand payment until January 1 2006.
Therefore, these loans have been classified
as non-current liabilities.                       241,662       170,383

Loan payable to a relative of a director and
officer of the company. The loan is unsecured,
due on demand, bears interest at 7% per annum
and requires monthly payments of interest
only. The creditor has agreed not to demand
repayment of this loan until January 1, 2006.
Therefore, this loan has been
classified as a non-current liability              30,924          -
                                              -------------------------
                                               $  768,706    $  502,615
                                              -------------------------

f)	Interest expense on amounts due to directors and an officer was $8,756
	(2003 - $3,627).

g)	Salaries and benefits include $28,336 (2003 - $27,530) paid to a director and
	 officer of the company.

h)	As at September 30, 2004, a director and officer of the company held
	approximately 59% of the issued and outstanding shares of the company.
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================
8.	Capital Stock

a)	Authorized Stock

The company has authorized 50,000,000 common shares with a par value of $0.001 per share. Each common share shall entitle the holder to one vote, in person or proxy on any matter on which action of the stockholder of the corporation is sought. The company has authorized 5,000,000 shares of preferred stock with a par value of $0.001 per share. The holders of preferred stock have no rights except as determined by the Board of Directors of the company and/or provided by Delaware General Corporate Law.

b)Share Subscriptions

	During fiscal 2003, the company received $20,000 as subscriptions for 200,000
	shares at $0.10 per share.  Management is planning to issue these shares
	subsequent to year-end.

c)Warrants

	During fiscal 2003, the company issued 307,008 units, consisting of 307,008
	shares and 307,008 share purchase warrants exercisable at $0.25 per share.
   These warrants expired on September 6, 2004.

d)Stock Options

	Stock option activity pursuant to the employees stock option plan, is summarized as follows:
                                                     Weighted
                                Number of     Exercise    Average
                                  Options        Price   Exercise      Expiry
                                                            Price        Date
                              -------------------------------------------------
                                                                     April 2002
Outstanding at March 31, 2002     134,000   CDN $0.15    CDN $0.15  -April 2003

Expired                           (67,000)  CDN $0.15    CDN $0.15   April 2002

Cancelled to be re-priced         (67,000)  CDN $0.15    CDN $0.15   April 2003

Granted (re-Priced)                67,000       $0.10        $0.10  May 8, 2007

Granted                           517,000       $0.10        $0.10  May 8, 2007
                              -------------------------------------------------
Outstanding at March 31, 2003     584,000       $0.10        $0.10  May 8, 2007

Granted                            67,000       $0.10        $0.10   April 2008
                              -------------------------------------------------
                                                                    May 8, 2007
Outstanding at March 31, 2004     651,000       $0.10        $0.10  -April 2008
Granted                            67,000       $0.10        $0.10   April 2009
                              -------------------------------------------------
                                                                    May 8, 2007
Outstanding at September 30, 2004 718,000       $0.10        $0.10  -April 2009

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

8.	Capital Stock - Continued

e)Stock Options - Continued

The company has also committed to issue to the Chief Executive Officer 67,000 share purchase options every year in April. These options will be exercisable at $0.10 per share and will expire five years after the date of grant. Further bonus options are available to the Chief Executive Officer. These bonus options entitle the Chief Executive Officer to purchase shares at 20% below the market up to a value determined by 5% of the amount of annual profits from sales in excess of $2,500,000 up to $3,999,999 and 8% of the amount of annual profits from sales in excess of $4,000,000. To date, sales have not exceeded $2,500,000 and thus no bonus options have been issued.

The company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the total pro forma value of stock options expense granted to directors and officers for the year period ended September 30, 2004 would be $4,155 (2003 - $4,158). This value is estimated at the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:
                                        2004             2003
                                   -----------------------------
Risk-free interest rate                 3.7%             3.4%
Expected dividend yield                  -                -
Expected stock price volatility          73%              73%
Expected option life in years             5                5

The resulting pro forma loss per share for the year is as follows:
                                        2004               2003
                                   -----------------------------
Loss as reported                   $    (73,791)  $     (69,037)
Stock compensation expense         $     (4,155)  $      (4,158)
                                   -----------------------------
Pro forma loss                     $    (77,946)  $    (73,195)
                                   -----------------------------
Loss per common share              $      (0.01)  $       (0.01)
Pro forma loss per common share    $      (0.01)  $       (0.01)

Option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable single measure of the fair value of the company?s stock options.
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

9.	Income Taxes

At September 30, 2004, the company has net operating losses carried forward of approximately $1,041,000 that may be offset against taxable income from 2020 to 2025. No future tax benefit has been recorded in the financial statements, as the company believes that it is more likely than not that carry-forwards will expire unused. Accordingly, the potential tax benefit of the loss carry-forwards are offset by a valuation allowance of the same amount.
===============================================================================

10.	Commitments

	The company is committed to lease office and warehouse space at $1,219 per month until September 2007.
===============================================================================

11.	Segmented Information

The company has two product lines which are jewellery cleaners and accessories, and tire sealant. The sales and cost of sales allocated to each product line are disclosed below:
                                          2004             2003
                                   -----------------------------
Jewellery cleaner and accessories
  Sales                                  $    11,385      $    11,443
  Cost of sales                                8,564            8,743
                                         -----------------------------
  Gross Profit                                 2,821            2,700
                                         -----------------------------
Tire Sealant
  Sales                                        5,212            2,276
  Cost of sales                                3,437            1,530
                                         -----------------------------
Gross profit(loss)                             1,775              746
                                         -----------------------------
Total gross profit                             4,596            3,446
Expense, net of other income                (112,379)         (115,315)
                                         -----------------------------
Net loss and comprehensive loss          $  (107,783)     $   (111,870)
                                         -----------------------------

Accounts receivable and inventory are allocated to the product lines as illustrated in the following schedule. All other assets are common to both product lines:

                                               2004               2003
                                         ------------------------------
Accounts Receivable
  Jewellery cleaner and accessories      $    4,328        $     5,331
  Tire Sealant                                1,905                973
                                         ------------------------------
                                         $    6,233        $     6,304
                                         ------------------------------
Inventory
  Jewellery cleaner and accessories      $   14,222        $    16,205
  Tire Sealant                               11,987             12,433
                                         ------------------------------
                                         $   26,209        $    28,638
===============================================================================

Natco International Inc.
(formerly Spectrum International Inc.)
Notes to Interim Financial Statements
Six Month Period Ended September 30, 2004 and 2003
Unaudited ? Prepared by Management
Expressed in US Dollars
===============================================================================

12.	Contingent Liability

The company is a defendant in a legal action for payment of services. The plaintiff claims that the amount owing is approximately CDN$52,000. Management believes that the company?s liability is approximately CDN$28,000 which has been recorded as a liability in these financial statements. If the company?s defence is unsuccessful, its maximum liability including legal costs, is estimated at CDN$90,000. At this stage it is not possible to determine the outcome of the action. Any gain or loss on settlement of the dispute will be recorded in the period when the outcome can be reasonably determined.



PART 11. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

   Article VII of the Certificate of Incorporation of the Company provides, among other things, that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (iv) for any transaction from which such director derived any improper personal benefit. Accordingly, the directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

   Article VI of the Bylaws provides for indemnification of Officers Directors Employees and Agents of the Company to the maximum extent permitted by Delaware law, and for elimination of liability if permitted thereby. It also permits the Company to seek insurance for acts which would be indemnified, as well as additional acts not identifiable.

ITEM 25 .Other Expenses of Issuance and Distribution

   The Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholders, and any stock transfer taxes payable by reason of any such sale. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                 Approximately $125
Transfer Agent Fees               Approximately $500
Costs of Printing and Engraving   Approximately $2500
Legal Fees                        Approximately $60,000
Accounting Fees                   Approximately $20,000

ITEM 26. Recent Sales of Unregistered Securities

   The following securities have been sold by the Company during the past five years. All securities were sold to Canadian residents, and all are made in reliance on the exemption provided by Regulation S.

-------------------------------------------------------------------------------------------------------------------
        Date                   Purchaser's                    Purchase Price               Number of shares
    Shares Sold                    Name                        per Share (1)                purchased
-------------------------------------------------------------------------------------------------------------------
April 15th, 1999(2)          Hector C. Carslake                    $0.15                     10,000
                             --------------------------------------------------------------------------------------
                             Ivy B. Carslake                       $0.15                     10,000
                             --------------------------------------------------------------------------------------
                             Barrie Smith                          $0.15                     10,000
                             --------------------------------------------------------------------------------------
                             Sol Africa-Rennie                     $0.15                     66,000
                             --------------------------------------------------------------------------------------
                             John H. Rennie                        $0.15                     35,000
-------------------------------------------------------------------------------------------------------------------
June 20th, 2000(2)           Sol Africa-Rennie                     $0.10                     50,000
                             --------------------------------------------------------------------------------------
                             John H. Rennie                        $0.10                     50,000
                             --------------------------------------------------------------------------------------
                             Avtinder Dhillon                      $0.10                     20,000
                             --------------------------------------------------------------------------------------
                             Magher S. Ubhi                        $0.10                     20,000
-------------------------------------------------------------------------------------------------------------------
July 15th, 2000(2)           Sylvia Ruth Funk                      $0.25                     20,000
                             --------------------------------------------------------------------------------------
                             Faricia Khan                          $0.25                     16,000

-------------------------------------------------------------------------------------------------------------------
Feb. 3rd, 2001(3)            Raj-Mohinder Gurm                     $0.10                     1,660,000
                             --------------------------------------------------------------------------------------
                             Canafra Financial Ltd                 $0.10                     100,000
                             --------------------------------------------------------------------------------------
                             Harvinder K. Sandhu                   $0.10                     150,000
-------------------------------------------------------------------------------------------------------------------
                             Harjinder K. Sandhu                   $0.10                     75,000
                             --------------------------------------------------------------------------------------
                             Jasbinder S. Sandhu                   $0.10                     75,000
                             --------------------------------------------------------------------------------------
                             John Pennant                          $0.10                     10,000
                             --------------------------------------------------------------------------------------
                             Kathleen Pennant                      $0.10                      5,000
-------------------------------------------------------------------------------------------------------------------
Feb. 5th, 2001(2)            Shangara S. Mangat                    $0.15                    166,667
                             --------------------------------------------------------------------------------------
                             Ron Cranfield Jr.                     $0.15                      2,600
                             --------------------------------------------------------------------------------------
                             Bob Garnache                          $0.15                     69,000
-------------------------------------------------------------------------------------------------------------------
Dec.19, 2002(3)              Canafra Financial Ltd                 $0.07                    171,428
                             --------------------------------------------------------------------------------------
                             John H. Rennie                        $0.07                    145,000
                             --------------------------------------------------------------------------------------
                             Raj-Mohinder S. Gurm                  $0.07                    200,000
                             --------------------------------------------------------------------------------------
                             Jagtar S. Thandi                      $0.15                    60,000
                             --------------------------------------------------------------------------------------
                             Gurdev S. Khatkar                     $0.15                    100,000
-------------------------------------------------------------------------------------------------------------------
Dec. 19, 2002 (4)            Canafra Financial Ltd.                US$0.05                  281,424
                             Donna Y. Moroz                        US$0.05                   25,584


(1)   All prices are in Canadian dollars
(2)   Company received Cash for Private placement done on this date.
(3)   Conversion of debt to equity
(4)   All prices in USA dollars

We have 57 shareholders in the company. This important number was reached by selling the shares exclusively in Canada using an exemption from prospectus that allows small companies to sell shares to close family, friends, business associates, employees, and affiliates without any formal prospectus. In Canada you can have up to 50 shareholder not including officers, directors, and employees. We are within those guidelines.

We have also relied on Section 903(a) and 903 (b) Category 1 of Regulation S to issue these shares. We are based in Canada and had no way of distributing our securities in United States. All our shareholders are residents of Canada. All transactions were done outside of United States.

ITEM. 27 Exhibits

Exhibit No.        Description of Exhibit
-----------        ----------------------

3.1   Certificate of Incorporation dated May 14, 1999
3.2   Certificate of Domestication of Non-U.S. Incorporation dated May 14, 1999
3.3   Bylaws
3.4   Restated Certificate of Incorporation dated July 1, 2004
5.0   Legality Opinion
10.   Material Contracts
23.1  Consent of Auditors
23.2  Consent of Counsel
99.   Additional Exhibits

Undertakings

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Articles of Incorporation and Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

   (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 SIGNATURE

   In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, province of British Columbia, Canada on December 6, 2004.


                                            Natco International, Inc.
                                            By: /s/ Raj-Mohinder S. Gurm
                                            ------------------------------------
                                            Name: Raj-Mohinder S. Gurm
                                            Title Chief Executive Officer & CFO



   Pursuant to the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Raj-Mohinder S. Gurm
-------------------------------------------------------------
Director, Chief Executive Officer and Chief Financial Officer

/s/John H. Rennie
-------------------------
Director, Secretary

/s/Gerry Podersky-Cannon
-------------------------
Director

/s/Stephen Sleigh
-------------------------
Director

                                      EXHIBIT INDEX





Exhibit No.        Description of Exhibit
-----------        ----------------------

3.1   Certificate of Incorporation dated May 14, 1999
3.2   Certificate of Domestication of Non-U.S. Incorporation dated May 14, 1999
3.3   Bylaws
3.4   Restated Certificate of Incorporation dated July 1, 2004
10.   Material Contracts
23.1  Consent of Auditors
23.2  Consent of Counsel and Legality Opinion
99.   Additional Exhibits